As filed with the Securities and Exchange Commission on June 17, 2025

Registration Number: 333-287552

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO.1 TO

FORM F-3

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

MingZhu Logistics Holdings Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

27F, Yantian Modern Industry Service Center

No. 3018 Shayan Road, Yantian District

Shenzhen, Guangdong, China 518081

+86 (755) 2520-9839

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joan Wu, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Fl

New York, NY 10022

212-530-2208

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462I under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JUNE 17, 2025

MINGZHU LOGISTICS HOLDINGS LIMITED

70,000,000 Ordinary Shares Offered by the Selling Shareholders

This prospectus covers the resale by certain selling shareholders described herein (the “Selling Shareholders”) of up to an aggregate of 70,000,000 ordinary shares, par value $0.008 per share (the “Ordinary Shares”) of Mingzhu Logistics Holdings Ltd. (the “Company”). The Selling Shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their Ordinary Shares on any stock exchange, market, or trading facility on which the Ordinary Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We will not receive any of the proceeds from the sale or other disposition of the Ordinary Shares by the Selling Shareholders, but we will bear all costs, fees, and expenses in connection with the registration of the Ordinary Shares offered by the Selling Shareholders. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale of the Ordinary Shares offered for resale through this prospectus. For information regarding the Selling Shareholders and the times and manner in which they may offer or sell Ordinary Shares, see “Selling Shareholders” and “Plan of Distribution.”

Our ordinary shares are traded on the Nasdaq Capital Market of The NASDAQ Stock Market LLC (“NASDAQ”), under the symbol “YGMZ”. On June 16, 2025, the closing sale price of our ordinary shares was $1.19 per share.

Investing in our securities is highly speculative and involves a significant degree of risk. Mingzhu Logistics Holdings Limited (the “Mingzhu”) is not an operating company established in the PRC, but a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, Mingzhu conducts substantially all of its operations through its subsidiaries established in the PRC (the “Subsidiaries”) and through contractual arrangements with its variable interest entities incorporated in the PRC (the “VIEs”). The VIEs are consolidated for accounting purpose only and Mingzhu does not own any equity interest in the VIEs. The securities offered in this prospectus are securities of Mingzhu, our Cayman Islands holding company. Thus, investors may never directly hold equity interests in the VIEs. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits or limits direct foreign investment in the operating companies. However, our contractual arrangements with the VIEs are not equivalent of an investment in the VIEs. Investors of our securities thus are not purchasing equity interest in the VIEs and their subsidiaries in China but instead are purchasing equity interest in a Cayman holding company. Such VIE arrangement is not identical to owning such entities directly, and investors will own shares in a holding company with contracts with the VIEs and will not have any equity ownership of such VIEs themselves. The VIE arrangement may not be as effective as direct ownership in providing us with control over the VIEs. Direct ownership would allow us, for example, to directly or indirectly exercise our rights as a shareholder to effect changes in the boards of directors, which, in turn, could affect changes, subject to any applicable fiduciary obligations at the management level. However, under the VIE arrangement, as a legal matter, if the VIEs or its shareholders fail to perform their respective obligations under the VIE arrangement, we may have to incur substantial costs and expend significant resources to enforce those arrangements and resort to litigation or arbitration and rely on legal remedies under PRC laws. These remedies may include seeking specific performance or injunctive relief and claiming damages, any of which may not be effective. In the event we are unable to enforce these VIE Agreements or we experience significant delays or other obstacles in the process of enforcing the VIE arrangement, we may not be able to exert effective control over the VIEs and may lose control over the assets owned by the VIEs.

Our corporate structure is subject to risks relating to our contractual arrangements with our VIEs and their shareholders. Such contractual arrangements have not been tested in any of the PRC courts. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to these contractual arrangements. If the PRC government finds these contractual arrangements non-compliant with the restrictions on direct foreign investment in the relevant industries, or if the relevant PRC laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs or forfeit our rights under the contractual arrangements. Mingzhu and investors face uncertainty about potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with our VIEs and consequently, significantly affect the financial condition and results of operations of Mingzhu. If we are unable to claim our right to control the assets of the VIEs, our Ordinary Shares may decline in value or become worthless. The PRC government could even disallow the VIE structure completely, which would likely result in a material adverse change in our operations and our Ordinary Shares may significantly decline in value or become worthless. See “Risk Factors — Risks Related to Our Corporate Structure - In the event we are unable to enforce the contractual arrangements with VIEs, we may not be able to exert effective control over the VIEs. If the government of the PRC finds that VIE Agreements do not comply with PRC laws, we could be subject to significant penalties or be forced to relinquish our interests in those operations or we could be unbale to assert our contractual control rights over the VIEs” on page 9 in Item 3.D. Risk Factors in the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2024 (“2024 Annual Report”).

Under our corporate structure, our ability to pay dividends and to service any debt we may incur and pay our operating expenses principally depends on dividends paid by our PRC subsidiaries and VIEs. Cash is transferred through our organization in the manner as follows: (1) we may transfer funds to our WFOEs through our Hong Kong subsidiaries by additional capital contributions or shareholder loans, as the case may be; (2) the VIEs may pay service fees to our PRC subsidiaries for services rendered by our PRC subsidiaries; (3) our PRC subsidiaries may pay service fees to the VIEs for services rendered by the VIEs; and (4) our PRC subsidiaries may make dividends or other distributions to Mingzhu. We do not have cash management policies dictating how funds are transferred throughout our organization. We may encounter difficulties in our ability to transfer cash between PRC subsidiaries and non-PRC subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. However, as long as we are compliant with the procedures for approvals from foreign exchange authorities and banks in China, the relevant laws and regulations in China do not impose limitations on the amount of funds that we can transfer out of China. If we intend to distribute dividends to Mingzhu, our WFOEs will transfer the dividends to our Hong Kong subsidiaries in accordance with the laws and regulations of the PRC, then our Hong Kong subsidiaries will transfer the dividends to our BVI subsidiaries, and then our BVI subsidiaries will transfer the dividends to Mingzhu, and the dividends can be distributed from Mingzhu to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. In 2024, our PRC subsidiaries receive $nil cash benefits from the VIEs for services rendered to the VIEs and their subsidiaries. As of December 31, 2024, our PRC subsidiaries own $nil amount to the VIEs as inter-company loan. As of the date of this prospectus, none of our subsidiaries have ever issued any dividends or made other distributions to Mingzhu nor have Mingzhu ever paid dividends or made other distributions to U.S. investors. We plan to distribute earnings or settle amounts owed under the VIE agreements. Any limitation on the ability of our subsidiaries to distribute dividends to us or on the ability of the VIEs to make payments to us may restrict our ability to satisfy our liquidity requirements. To the extent cash or assets in the business is in the PRC or Hong Kong or in a PRC or Hong Kong entity, and may need to be used to fund operations outside of the PRC or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our subsidiaries’ or the VIEs’ ability to transfer cash and assets. For more detailed discussion of the restrictions and limitations on the ability to transfer cash or distribute earnings between our PRC subsidiaries and the VIEs, and between Mingzhu and the VIEs, see “About Mingzhu Logistics Holdings Limited — Cash Flows through Our Organization” on page 17.

In addition, as we conduct substantially all of our operations in China, we are subject to legal and operational risks associated with having substantially all of our operations in China, including changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations and the value of our Ordinary Shares, or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We have relied on the opinion of our PRC counsel, PacGate Law Group, that as of the date of this prospectus, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve large-scale collection of user data, implicate cybersecurity, or involve any other type of restricted industry. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (together with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which indicate the determination of the Chinese government to supervise the direct and indirect overseas listing and offering and came into effective on March 31, 2023. The Trial Administrative Measures set out that subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities should be filed with the CSRC within 3 working days after the offering is completed, which makes us subject to additional filing requirements in connection with this offering and our follow-up offerings completed after the effective date of the Trial Administrative Measures on March 31, 2023. As further advised by our PRC counsel, PacGate Law Group, as of the date of this prospectus, aside from the future filing requirements in connection with our offering required under the Trial Administrative Measures, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing or securities offering plans, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our offering of securities from the CSRC or any other PRC governmental authorities. We plan to comply with the new Administrative Rules Regarding Overseas Listings by making the required filing with CSRC if there is any event triggering the filing requirement of us. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what potential impact such modified or new laws and regulations will have on our daily business operations, or ability to accept foreign investments and list on a U.S. or other foreign exchange. In addition to the Trial Administrative Measures, the Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before offering securities in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC central or local government and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice. See “Risk Factors - Risks Related to Doing Business in China” beginning on page 24 for a detailed description of various risks related to doing business in China and other information that should be considered before making a decision to purchase any of our securities.

As of the date of this prospectus, the four Hong Kong subsidiaries of Mingzhu do not have any material operation in Hong Kong and they have not collected, stored, or managed any personal information in Hong Kong. Therefore, we have concluded that currently it does not expect that laws and regulations in Mainland China on data security, data protection, cybersecurity or anti-monopoly to be applied to its Hong Kong subsidiaries or that the oversight of the Cyberspace Administration of China will be extended to its operations outside of Mainland China.

We face various legal and operational risks and uncertainties related to being based in and having significant operations in mainland China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the lack of inspection by the Public Company Accounting Oversight Board (the “PCAOB”) on our auditors. Such risks could result in a material change in our operations and/or the value of the ordinary shares or could significantly limit or completely hinder our ability to offer ordinary shares and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. These regulatory risks and uncertainties could become applicable to our Hong Kong subsidiaries if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions. For a detailed description of risks relating to doing business in mainland China, see “Item 3 – Key Information - D. Risk Factors— Risk Factors Relating to Doing Business in China - The PRC government has significant authority to regulate or intervene in the China operations of an offshore holding company, such as us, at any time. Therefore, investors in our ordinary shares and our business face potential uncertainty from the PRC government’s policy” beginning on page 10 in our 2024 Annual Report.

Furthermore, as more stringent criteria have been imposed by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that PCAOB has secured complete access to inspect and investigate public accounting firms headquartered in mainland China and Hong Kong, and vacated previous determinations to the contrary. Our auditor, Li CPA LLC is based in STE 1001-2852 South Parker Street, Aurora, Colorado, USA, 800014, registered with PCAOB and subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. On February 24, 2023, the CSRC, the Ministry of Finance, the State Secrecy Administration, and the State Archives Bureau jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises (the “Provisions”), which aims to standardize confidentiality and archives administration in respect of direct or indirect overseas issuance of securities by domestic enterprises of the PRC and came into effective on March 31, 2023. The Provisions provides the following requirements: (a) working papers formed within the territory of China by the securities companies and securities service agencies that provide corresponding services for the overseas issuance and listing of domestic enterprises shall be stored within the territory of China. Those that need to transmit working papers outbound shall go through examination and approval formalities in accordance with the relevant provisions of the State, and (b) the relevant domestic enterprise, securities companies and securities service agencies shall obtain the consent of the CSRC or the relevant administrative authorities prior to cooperating in the inspection or investigation carried out by the overseas securities regulator or relevant administrative authorities or providing documents and materials for cooperating in the inspection or investigation. The Provisions further provide that, where the overseas securities regulator and the relevant competent authorities request to conduct inspection or investigation to collect evidence from a domestic enterprise and the domestic securities companies and securities service agencies providing corresponding services regarding the overseas offering and listing activities of the domestic enterprise, the inspection or investigation shall be carried out under the cross-border regulatory cooperation mechanism, and the CSRC or the relevant authorities shall provide the requisite assistance pursuant to the bilateral and multilateral cooperation mechanism. Given the recency of the Protocol and the Provisions and the fact that official guidance and related implementation rules have not been issued and the Provisions may be subject to further clarifications during subsequent implementation, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access – in any way and at any point in the future – the Board of PCAOB will act immediately to consider the need to issue a new determination. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause our securities to be delisted from the stock exchange. See risks disclosed under “Item 3 – Key Information - D. Risk Factors — Risks Related to Doing Business in China — The U.S. law and regulations, including the Holding Foreign Companies Accountable Act, call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our capital raising activities and compliance costs” on page 19 in our 2024 Annual Report.

As a holding company, Mingzhu relies on dividends and other distributions on equity paid by its operating subsidiaries for cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders or to service any expenses it may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Mingzhu. To date, there have not been any such dividends or other distributions from our PRC subsidiaries to our subsidiaries located outside of China, Mingzhu or its shareholders outside of China. Furthermore, as of the date of this prospectus, neither Mingzhu nor any of its subsidiaries have ever paid dividends or made distributions to U.S. investors. Mingzhu is permitted under PRC laws and regulations as an offshore holding company to provide funding to its PRC subsidiaries in China through shareholder loans or capital contributions, subject to satisfaction of applicable government registration and filing requirements. According to the relevant PRC regulations on foreign-invested enterprises in China, there are no quantity limits on Mingzhu’s ability to make capital contributions to its PRC subsidiaries. However, our PRC subsidiaries may not procure loans which exceed the higher of (i) difference between their total investment amount as recorded in the Foreign Investment Comprehensive Management Information System and their respective registered capital and (ii) 2.5 times of their net worth. If we decide to finance our wholly owned PRC subsidiaries by means of capital contributions, these capital contributions are subject to registration with the State Administration for Market Regulation or its local branch, reporting of foreign investment information with the PRC Ministry of Commerce, and registration with other governmental authorities in China (including local counterpart of SAFE or its authorized banks), and if we decide to finance our wholly owned PRC subsidiaries by means of foreign loans, these loans must be registered with the local counterpart of SAFE or its authorized banks. The relevant filing and registration processes for capital contributions typically take approximately eight weeks to complete and the filing and registration processes for foreign loans typically take approximately four weeks or longer to complete. In the future, cash proceeds raised from overseas financing activities may continue to be transferred by Mingzhu to the PRC subsidiaries via capital contribution or shareholder loans, as the case may be. We intend to retain most, if not all, of our available funds and any future earnings for the development and growth of our business in China. We do not expect to pay dividends or distribute earnings in the foreseeable future.

To date, fund transfers have occurred between Mingzhu and its subsidiaries. The sources of funds of Mingzhu to its subsidiaries primarily consisted of proceeds from equity financings.

We maintain bank accounts in China, including cash in Renminbi in the amount of RMB2,340,859 as of December 31, 2024. Funds are transferred between Mingzhu and its subsidiaries for their daily operation purposes. The transfer of funds between our PRC subsidiaries are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is in violation of public orders or good morals; or (vi) the lending is in violation of mandatory provisions of laws or administrative regulations. We have relied on the opinion of our PRC counsel, PacGate Law Group, that the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. As of the date of this prospectus, we have no cash management policies that dictate how funds are transferred between Mingzhu and its subsidiaries.

Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained in the PRC or Hong Kong from leaving, could restrict deployment of the cash into the business of our subsidiaries and restrict the ability to pay dividends. For details regarding the restrictions on our ability to transfer cash between us and our subsidiaries, see “Risk Factors — Risks Related to Doing Business in China — Restrictions on currency exchange or outbound capital flows may limit our ability to utilize our PRC revenue effectively” on page 31 of this prospectus, “Item 3 – Key Information - D. Risk Factors —Risks Related to Doing Business in China — PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of our initial public offering or follow-on offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business,” on page 26 in our 2024 Annual Report and “Risk Factors — Risks Related to Doing Business in China — The PRC government could prevent the cash maintained from leaving the PRC, restrict deployment of the cash into the business of our PRC subsidiaries and restrict the ability to pay dividends to U.S. investors, which could materially adversely affect our operations” on page 33 of this prospectus.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus, as described under “Risk Factors” on page 18 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2025

i

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Shareholders identified in this prospectus may offer to sell from time to time up to 70,000,000 Ordinary Shares.

You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto, and the documents incorporated by reference, or to which we have referred you, before making your investment decision. We have not, and the Selling Shareholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor are the Selling Shareholders seeking an offer to buy, the Ordinary Shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the Ordinary Shares offered hereby or thereby.

If necessary, the specific manner in which the Ordinary Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of Ordinary Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since such date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

“Mingzhu” refers to the MingZhu Logistics Holdings Limited, the Cayman Islands exempted company, and the “Company,” “we,” “our” or “us” refer to MingZhu Logistics Holdings Limited and its subsidiaries, excluding the VIEs and the VIEs’ subsidiaries.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs.

These forward-looking statements include statements relating to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	the expected growth of the logistics industry, particularly, in China;

●	our expectations regarding demand for and market acceptance of our marketplace’s products and services;

●	our expectations regarding our platform’s base of borrowers and investors;

●	our plans to invest in our platform;

●	our relationships with our partners;

●	competition in our industry; and

●	relevant government policies and regulations relating to our industry.

These forward-looking statements are subject to various and significant risks and uncertainties, including those which are beyond our control. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

You should read this prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and in the applicable prospectus supplement. See “Risk Factors.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	Our Annual Report on Form 20-F filed with SEC on May 15, 2025.

●	The description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-39564) filed with the Commission on September 25, 2020, including any amendment and report subsequently filed for the purpose of updating that description; and

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) made with the SEC pursuant to the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address or phone number:

27F, Yantian Modern Industry Service Center

No. 3018 Shayan Road, Yantian District

Shenzhen, Guangdong, China 518081

+86 (755) 2520-9839

ABOUT MINGZHU LOGISTICS HOLDINGS LIMITED

Use of Certain Defined Terms

In this prospectus, “we,” “us,” “our,” and the “Company” refer to MingZhu Logistic Holdings Limited, a company organized in the Cayman Islands, and its subsidiaries, excluding the VIEs and the VIEs’ subsidiaries.

Unless we indicate otherwise, all information in this prospectus reflects the following:

●	“China” or “PRC” refer to the People’s Republic of China including Hong Kong and Macau;

●	“Companies Act” refers to the Companies Act (Revised) of the Cayman Islands;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“FIE” refers to a foreign-invested enterprise;

●	“FINRA” refers to the Financial Industry Regulatory Authority, Inc.;

●	“Frost & Sullivan Report” refers to the report, dated July 2019, commissioned by us and prepared by Frost & Sullivan, an independent market research firm, to provide information on the transportation industry in China and certain regions thereof;

●	“GAAP” refers to the generally accepted accounting principles in the United States;

●	“HK$”, “HKD” or “Hong Kong dollars” refers to the legal currency of the Hong Kong Special Administrative Region;

●	“Initial Public Offering” refers to our initial public offering, in which we offered and sold an aggregate of 3,354,040 ordinary shares at an offering price of US$4.00 per share, including a partial exercise of the underwriters’ over-allotment;

●	“JOBS Act” refers to the Jumpstart Our Business Startups Act, enacted in April 2012;

●	“MingZhu” refers to Mingzhu Logistics Holdings Limited, a Cayman Islands exempted company and our holding company;

●	“Mingzhu Shenzhen” refers to Shenzhen Yangang Mingzhu Freight Industry Co., Ltd., one of our operating subsidiaries in the PRC;

●	“Ordinary Shares” refers to our ordinary shares par value US$0.008 per share;

●	“PFIC” refers to a passive foreign investment company;

●	“RMB” or “Renminbi” refer to the legal currency of the People’s Republic of China;

●	“SAFE” refers to China’s State Administration of Foreign Exchange;

●	“SAT” refers to China’s State Administration of Taxation;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended; and

●	“US$”, “$”, “dollars”, “USD” or “U.S. dollars” refer to the legal currency of the United States.

We use U.S. dollars as the reporting currency in our prospectus. Monetary assets and liabilities denominated in Renminbi are translated into U.S. dollars at the rates of exchange as of the applicable balance sheet date. Equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rates for the applicable period. In other parts of this prospectus, any Renminbi denominated amounts are accompanied by the related translations. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. The PRC government restricts or prohibits the conversion of Renminbi into foreign currency and foreign currency into Renminbi for certain types of transactions — overseas investments in areas including real estate, hotels, cinemas, the entertainment industry, and sports clubs will be limited, while investments in some sectors such as gambling will be banned.

Overview

The Company is not an operating company but a Cayman Islands holding company with its operations conducted through its subsidiaries in the PRC (the “Subsidiaries”) and through contractual arrangements with its variable interest entity (the “VIEs”). We engaged in a number of diverse business activities, including trucking services, car-hailing and driver management services, and car owner services.

On March 14, 2022, we entered into a Share Purchase Agreement with Yinhua, which develops and operates a comprehensive auto related service platform to serve auto insurance companies, and each of the shareholders of the Yinhua. On March 18, 2022, the parties completed the transaction. Founded in 2018, Yinhua provides diversified, differentiated and customized value-added auto related services to auto insurance companies, where the services include road security services, car maintenance services, car inspection services and other services. Yinhua develops and operates a comprehensive auto related service platform for auto insurance companies combining intelligent human-vehicle interaction functions with car owner programs.

On December 21, 2022, we entered into a Share Purchase Agreement with Feipeng BVI which provides regional trucking services, and each of the shareholders of the Feipeng BVI. On December 21, 2022, the parties completed the transaction. Feipeng BVI provides regional trucking services in Xinjiang, PRC through its VIE, Feipeng. Feipeng mainly focuses on the short-distance coal transportation.

On May 26, 2023, we entered into a Share Purchase Agreement with Liquor Alliance Investment (BVI) Limited (“Alliance BVI”) which operates its liquor distribution business through its variable interest entity Xiamen Alliance Liquor Industry Group Co., Ltd. (formerly known as Guizhou Minzusheng Liquor Co., Ltd.) in China, and each of the shareholders of the Alliance BVI, pursuant to which, among other things and subject to the terms and conditions contained therein, we acquired 100% of Alliance BVI for approximately $16,084,180, of which 4,569,095 ordinary shares was issued upon closing.

Our operations are primarily based in the PRC, where we derive all of revenues. We engaged in a number of diverse business activities, including trucking services, car-hailing and driver management services, and car owner services. Disaggregated information of revenues by types of services provided are as follows:

	For the year ended December 31, 2024	For the year ended December 31, 2023
Revenue
Trucking services	$30,233,927	$68,400,751
Car owner services	10,069,714	19,447,401
Liquor distribution	126,109	1,154,091
Total revenue	$40,429,750	$89,002,243

Our mission has been and will continue to be the most trusted transportation company in China offering punctual, cost-effective, capable and reliable trucking services to businesses in the PRC by maintaining a sizeable fleet of transportation vehicles of our own complemented by reliable subcontracting arrangements and exploring value added services for our customers. Given that the transportation industry in many regions of China is still underrepresented, we aim to capture additional market share by leveraging our strengths we have developed during the past 20+ years and continue to grow our business by implementing a number of strategies.

Permissions and Approvals for Our Operations and Issuance of Securities to Foreign Investors

We conduct our business primarily through our subsidiaries and the VIEs in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, our PRC subsidiaries and the VIEs have obtained the requisite licenses and permits from the PRC government authorities for the business operations of our subsidiaries and VIEs in China, including, among others, the business license and road transport operation permit. However, there can be no assurance that we will be able to obtain, renew and/or convert all of the approvals, licenses and permits required for our existing business operations upon their expiration in a timely manner or duly complete necessary registration or filings with the relevant governmental authorities for any of our new business.

The following chart sets forth a summary of the licenses and permissions obtained by the principal PRC subsidiaries and VIEs, which are requisite for their operations as of the date of this prospectus:

License/Permit	Subsidiaries/VIEs	Government Agency	Date of grant	Date of expiration
Business License	Hainan Zhisheng	Hainan Provincial Administration for Market Regulation	June 27, 2022	—
Business License	Yinhua WFOE	Hangzhou Xiaoshan District Market Supervision Administration	January 7, 2022	January 6, 2052
Business License	Feipeng WFOE	Shenzhen Market Supervision Administration	September 13, 2022	—
Business License	Xinjiang Feipeng	Urumqi Ganquanbao Economic Development Zone (Industrial Zone) Industrial and Commercial Branch	December 19, 2024	—
Business License	Mingzhu Shenzhen	Shenzhen Market Supervision Administration	May 17, 2022	—
Business License	Shenzhen Pengcheng Shengshi Logistics Co., Ltd.	Shenzhen Market Supervision Administration	December 13, 2018	—
Business License	Shenzhen Yangang Mingzhu Supply Chain Management Co., Ltd.	Shenzhen Market Supervision Administration	December 12, 2018	—
Road Transport Operation Permit	MingZhu Shenzhen	Shenzhen Transportation Committee	October 8, 2022	October 7, 2026
Road Transport Operation Permit	Shenzhen Pengcheng Shengshi Logistics Co., Ltd.	Shenzhen Transportation Committee	September 17, 2022	September 16, 2026
Road Transport Operation Permit	Xinjiang Feipeng	Urumqi Road Transportation Management Bureau	February 24, 2023	October 8, 2026
Value-added Telecommunications Business License	Hainan Zhisheng	Ministry of Industry and Information Technology	April 24, 2024	April 24, 2029
Business License	Xiamen Alliance Liquor Industry Group Co., Ltd.	Xiamen Market Supervision Administration	November 24, 2021	—
Business License	Xiamen Alliance Management Consulting Co., Ltd.	Xiamen Market Supervision Administration	May 5, 2023	May 4, 2063
Business License	Shanghai Feipeng Supply Chain Management Co., Ltd.	Shanghai Market Supervision Administration	December 28, 2017	—

Pursuant to Road Transport Regulation of the PRC, entities engaging in the freight transport business operations shall apply for a road transport business operation permit, and entities operating the road transport business without a road transport business operation permit will be subject to an order to cease business operation and confiscation of any illegal gains, and shall be fined two to ten times of the amount of the illegal gains, and, if it has not obtained any illegal gains or the amount of illegal gains is less than RMB20,000, a fine ranging from RMB30,000 to RMB100,000 shall be imposed.

Pursuant to Telecommunications Regulations and the implementation rules thereof, any commercial operator engaging in value-added telecommunications services are required to first obtain an operating license for value-added telecommunications services from the Ministry of Industry and Information Technology or its provincial branches. Violations of such regulations may result in administrative penalties, including an order of rectification, confiscation of any illegal gains, and violating entities shall be fined three to five times of the amount of the illegal gains, and, if it has not obtained any illegal gains or the amount of illegal gains is less than RMB50,000, a fine ranging from RMB100,000 to RMB1,000,000 shall be imposed. The authority may even order the operator to suspend its operation under serious circumstances.

If we do not receive, complete or maintain necessary approvals or filings, or we inadvertently conclude that such approvals or filings are not required, or there is a change in the applicable laws, regulations, or interpretations such that we need to make filings or obtain approvals in the future, we may be subject to (i) investigations by competent regulatory authorities, (ii) fines or penalties, (iii) orders to suspend our operations and to rectify any non-compliance, or (iv) prohibitions from engaging in relevant businesses and even securities offerings. These risks could result in material adverse changes in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On December 28, 2021, the Cyberspace Administration of China, or the “CAC”, and other PRC authorities promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures further restates and expands the applicable scope of the cybersecurity review in effect. We do not believe we are among the “operator of critical information infrastructure” or “operator of internet platform” carrying out data processing activities that affect or may affect national security as mentioned above. Based on the above and our understanding of the Chinese laws and regulations currently in effect as of the date of this prospectus, we are not required to submit an application to the CSRC or the CAC for the approval of this offering and the listing and trading of our securities on the Nasdaq. However, given the recency of the Cybersecurity Review Measures, the opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any permissions or specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their permissions or approvals for this offering and any follow-on offering, we may be unable to obtain such permissions or approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors. In the event that the CSRC approval or any regulatory approval is required for this offering, or if the CSRC or any other PRC government authorities promulgates any new laws, rules or regulations or any interpretation or implements rules before our listing that would require us to obtain the CSRC or any other governmental approval for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the securities that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the securities we are offering, you would be doing so at the risk that the settlement and delivery may not occur. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete this offering or any follow-on offering of our securities or the market for and market price of our ordinary shares.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (together with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which came into effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, a company based in the mainland of China that seeks to offer and list securities in overseas markets should fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. In particular, where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer should designate a major domestic operating entity as the domestic responsible entity to file with the CSRC. Initial public offerings or listings in overseas markets should be filed with the CSRC within 3 working days after the relevant application is submitted overseas. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities should be filed with the CSRC within 3 working days after the offering is completed. The required filing materials with the CSRC include (without limitation) record-filing reports and related undertakings and PRC legal opinions issued by domestic law firms (with related undertakings), in which the VIE structure (if applicable) and reasons and risk factor thereof is required to be clarified in details. In addition, under the New Administrative Rules Regarding Overseas Listings, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (1) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (5) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Moreover, a domestic company that seeks to offer and list securities in overseas markets should abide by certain other regulatory requirements as set out in the New Administrative Rules Regarding Overseas Listings, including without limitation to, compliance with national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions.

Based on the New Administrative Rules Regarding Overseas Listings, which came into effective on March 31, 2023, we are subject to additional filing requirements in connection with this offering and our follow-up offerings completed after such effective date, and we cannot assure you that we will be able to get the clearance of filing procedures under the New Administrative Rules Regarding Overseas Listings on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements will result in rectification, warnings and fines on our subsidiaries or VIEs, and may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

As of the date of this prospectus, we have received all requisite permissions or approvals from the PRC government authorities that are required for our subsidiaries or VIEs’ operations. Aside from the necessary documentation, approvals and filings required for the ordinary course of business of our subsidiaries or VIEs obtained from the PRC government authorities, as advised by our PRC counsel, PacGate Law Group, neither we nor any of our subsidiaries or VIEs is currently required to obtain regulatory approval from the Chinese authorities before listing or subsequent offering in the U.S. under any existing PRC law, regulations or rules, including from the CSRC, the CAC, or any other relevant Chinese regulatory agencies that is required to approve our subsidiaries and VIEs’ operations. However, given the recent promulgation of the New Administrative Rules Regarding Overseas Listings, if the offering contemplated hereunder occurs following the effective date of the Trial Administrative Measures on March 31, 2023, we or our subsidiaries or VIEs are required to file such offering with the CSRC within 3 working days after the offering is completed. Given the current PRC regulatory environment, it is uncertain when and whether we or our subsidiaries or VIEs will be required to obtain permission from the PRC government to list and offer securities on the U.S. exchanges in the future or, will be able to complete the filing procedure with the CRSC in accordance with the Trial Administrative Measures in the future, and even when such permission or filing is obtained, whether it will be denied or rescinded. There remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital market activities, including the Trial Administrative Measures. If we and our subsidiaries and VIEs (i) do not receive or maintain such permissions or approvals or filing, should the approval or filing is required in the future by the PRC government, (ii) inadvertently conclude that such permissions or approvals or filings are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals or filings in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings and subsequent offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval of any PRC regulatory authority is required or we or our subsidiaries or VIEs fail to complete any applicable filing requires with the CSRC for this offering, we may face sanctions by such PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our securities. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

The PRC government may take actions to exert more oversight and control over offerings by China based issuers conducted overseas and foreign investment in such companies, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless. For details of such risks, please refer to “Risk Factors - Risks Related to Doing Business in China - The PRC government has significant authority to regulate or intervene in the China operations of an offshore holding company, such as us, at any time. Therefore, investors in our ordinary shares and our business face potential uncertainty from the PRC government’s policy” beginning on page 24.

Organizational Structure

The Company was incorporated on January 2, 2018 as an exempted company structured as a holding company incorporated under the laws of Cayman Islands.

We currently have 14 wholly-owned subsidiaries. The following diagram illustrates our corporate structure as of the date of this prospectus, including our subsidiaries and VIEs.

Mingzhu Logistics Holdings Limited (Cayman Islands)
100%
Alliance Liquor Investment (BVI) Limited
100%
Mingzhu Investment Limited
100%
Yinhua (BVI) Limited
100%
Feipeng Global Limited
100%
Alliance Liquor Investment (HK) Limited
100%
YGMZ (Hong Kong) Limited
100%
Yinhua (HK) Limitd
100%
Feipeng Enterprises (HK) Limitd
Outside PRC
Inside PRC
100%
Xiamen Alliance Management Consulting Co., Ltd. (PRC)
100%
Shenzhen Yangang Mingzhu Freight Industry Co., Ltd. (PRC)
100%
Shenzhen Yangang Mingzhu Supply Chain Management Co., Ltd. (PRC)
100%
Zhejiang Caiyunlian Technology Co., Ltd. (PRC)
100%
Shenzhen Feipeng Zhongheng Supply Chain Management Co., Ltd. (PRC)
100% VIE Control
Xiamen Alliance Liquor Industry Group Co., Ltd. (PRC)
100%
Pengcheng Shengshi Logistics Co., Ltd. (PRC)
100% VIE Control
Hainan Zhisheng Car Services Co., Ltd. (PRC)
100% VIE Control
Xinjiang Feipeng Logistics Co., Ltd. (PRC)
100%
Shanghai Feipeng Supply Chain Management Co. Ltd. (PRC)

Throughout this prospectus we refer to MingZhu Logistics Holdings Limited as Mingzhu, and we refer to “we,” “us,” “our,” or “the Company” as Mingzhu and its subsidiaries, excluding the VIEs and the VIEs’ subsidiaries. The subsidiaries of the Company are identified in “Organizational structure” in this prospectus. We refer to Xiamen Alliance Liquor Industry Group Co., Ltd., Hainan Zhisheng Car Services Co., Ltd. and Xinjiang Feipeng Logistics Co. Ltd. as our “VIEs” in this prospectus. The investors will purchase securities in the Company. Our subsidiaries and/or the VIEs conduct operations in China. The VIEs are consolidated for accounting purposes but are not the entities in which the investors own equity, and Mingzhu does not conduct operations.

We are not a Chinese operating company but a Cayman Islands holding company with operations conducted in China through (i) our PRC subsidiaries and (ii) the VIEs and their subsidiaries with which we have maintained contractual arrangements.

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication services, or VATS, and certain other businesses. Pursuant to the FITE Regulations promulgated by the State Council, unless otherwise provided by the state, foreign investors are not allowed to hold more than 50% of the equity interests of any company providing VATS. In addition, foreign-invested telecommunication enterprises should meet the requirements as prescribed in the relevant regulations. We have to conduct our VATS business through the VIEs.

The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits or limits direct foreign investment in the operating companies. Investors of our ordinary shares or the ADSs thus are not purchasing equity interest in the VIEs and their subsidiaries in China but instead are purchasing equity interest in a Cayman Islands holding company. Such VIE arrangement is not identical to owning such entities directly, and investors will own shares in a holding company with contracts with the VIEs and will not have any equity ownership of such VIEs themselves. The VIE arrangement may not be as effective as direct ownership in providing us with control over the VIEs. Direct ownership would allow us, for example, to directly or indirectly exercise our rights as a shareholder to effect changes in the boards of directors of the VIEs, which, in turn, could affect changes, subject to any applicable fiduciary obligations at the management level. However, under the VIE arrangement, as a legal matter, if the VIEs or its shareholders fail to perform their respective obligations under the VIE arrangement, we may have to incur substantial costs and expend significant resources to enforce those arrangements and resort to litigation or arbitration and rely on legal remedies under PRC laws. These remedies may include seeking specific performance or injunctive relief and claiming damages, any of which may not be effective. In the event we are unable to enforce these VIE Agreements or we experience significant delays or other obstacles in the process of enforcing the VIE arrangement, we may not be able to exert effective control over the VIEs and may lose control over the assets owned by the VIEs.

All the agreements under our contractual arrangements with the VIEs and their equity owners are governed by PRC law and provide for the resolution of disputes through arbitration in China. As of the date hereof, the agreements governed by PRC law that serve as the basis for a VIE arrangement have not been tested in a PRC court of law. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Further, we face uncertainty about potential future actions by the PRC government that could affect the validity and enforceability of the contractual arrangements with the VIEs. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. If the PRC regulatory authorities disallow VIE structure, it would likely result in a material change in your operations and/or a material change in the value of the registered securities, including that it could cause the value of such securities to significantly decline or become worthless.

In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. Accordingly, it is uncertain whether we would be able to enforce the VIE arrangement in a court of law in China, either in an action directly in China or in seeking to enforce a foreign judgment in China. The costs of seeking to enforce such VIE arrangement could be substantial, and the outcome of such litigation might not result in us enforcing such VIE arrangement. If such VIE arrangement were not enforced, investors could see the value of their securities decrease in value or become worthless.

For more information regarding the risks associated with the VIE structure, see “Risk Factors-Risks Related to Our Corporate Structure”.

In addition, there are legal and operational risks associated with being based in or having the majority of the Company’s operations in China, including by not limited to:

(1)	The PRC government has significant authority to regulate or intervene in the China operations of an offshore holding company, such as us, at any time. Therefore, investors in our securities and our business face potential uncertainty from the PRC government’s policy.

(2)	Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business the Company may be able to conduct in the PRC and accordingly on the results of its operations and financial condition.

(3)	The failure to comply with PRC regulations relating to mergers and acquisitions of domestic enterprises by offshore special purpose vehicles may subject the Company to severe fines or penalties and create other regulatory uncertainties regarding the Company’s corporate structure. Further, the Anti-Monopoly Law which became effective in August 2008 and was amended on June 24, 2022, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Under the Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the State Council’s anti-monopoly law enforcement authority, in advance of any transaction where the parties’ revenue in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

(4)

The HFCAA, recent regulatory actions taken by the SEC and PCAOB, and proposed rule changes submitted by U.S. stock exchanges calling for additional and more stringent criteria to be applied to China-based public companies could add uncertainties to our capital raising activities and compliance costs. The HFCAA requires a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or the AHFCAA, which was enacted on December 29, 2022 under the Consolidated Appropriations Act, 2023, and amended the HFCAA to decrease the number of non-inspection years under the HFCAA from three years to two, thus reducing the time period before an issuer’s securities may be prohibited from trading on any U.S. securities exchange or any U.S. over-the-counter market or delisted. Although we believe that the HFCA Act and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of the Holding Foreign Companies Accountable Act or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. On December 20, 2021, the PCAOB issued a report on its determinations that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong because of positions taken by PRC authorities in those jurisdictions. On December 15, 2022, the PCAOB announced that PCAOB has secured complete access to inspect and investigate public accounting firms headquartered in mainland China and Hong Kong, and vacated previous determinations to the contrary. Our auditor, Li CPA LLC is based in Colorado, U.S., registered with PCAOB and subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. However, we cannot be certain whether SEC or other U.S. regulatory authorities would apply additional and more stringent criteria to Chinese issuers including us as related to the audit of our financial statements. Trading in your securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect or investigate completely our auditor, and that as a result an exchange may determine to delist your securities.

(5)	Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current structure, our business, financial condition and results of operations. If our control over the VIE through contractual arrangements are deemed as foreign investment in the future, and any business of the VIE is restricted or prohibited from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over the VIE may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation and consequently affecting our ability to prepare for and seek approval and commercialization of our product candidates both in China and elsewhere.

(6)	Cybersecurity and data privacy and security issues are subject to increasing legislative and regulatory focus in China. The Data Security Law of the PRC, which took effect on September 1, 2021, requires that data collection must be conducted in a legitimate and proper manner, and in order to safeguard data, data processing activities must be conducted to comply with respective graded protection systems for cybersecurity. On January 4, 2022, the Cyber Administration of China promulgated the New CAC Measures, which came into effect on February 15, 2022. According to the New CAC Measures, critical information infrastructure operators purchasing network products and services and online platform operators carrying out data processing activities that affect or may affect national security shall conduct a cybersecurity review. Network platform operators holding personal information of more than 1 million users seeking to be listed abroad must apply for a cybersecurity review as well. The New CAC Measures do not apply to the Company or any of its subsidiaries or VIEs as of the date of this prospectus. Continued expansion of business operations by the Company, however, could bring the Company within the scope of authority of the CAC rules, and future enacted or amended CAC rules may increase compliance standards on our business operation, and thus have a substantial impact on our business. As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we could be subject to cybersecurity review, and if so, there is no assurance that we would be able to pass such review in a timely manner or at all. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may result in a material change in our operations, the value of the securities registered or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

(7)	On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (together with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which came into effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, a company based in the mainland of China that seeks to offer and list securities in overseas markets should fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. In particular, where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer should designate a major domestic operating entity as the domestic responsible entity to file with the CSRC. Initial public offerings or listings in overseas markets should be filed with the CSRC within 3 working days after the relevant application is submitted overseas. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities should be filed with the CSRC within 3 working days after the offering is completed. The required filing materials with the CSRC include (without limitation) record-filing reports and related undertakings and PRC legal opinions issued by domestic law firms (with related undertakings), in which the VIE structure (if applicable) and reasons and risk factor thereof is required to be clarified in details. In addition, under the New Administrative Rules Regarding Overseas Listings, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (1) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (5) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Moreover, a domestic company that seeks to offer and list securities in overseas markets should abide by certain other regulatory requirements as set out in the New Administrative Rules Regarding Overseas Listings, including without limitation to, compliance with national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions. Based on the New Administrative Rules Regarding Overseas Listings we are subject to additional filing requirements in connection with this offering and our follow-up offerings completed after March 31, 2023, and we cannot assure you that we will be able to get the clearance of filing procedures under the New Administrative Rules Regarding Overseas Listings on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements will result in rectification, warnings and fines on our subsidiaries or VIEs, and may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

(8)	The MOFCOM and the NDRC promulgated the Special Administrative Measures for Access of Foreign Investment (2021 Edition), or the Negative List (2021), stipulates that if a domestic enterprise engaged in business in the prohibited investment field issues shares abroad and is listed for trading, it shall be examined and approved by the relevant competent authorities of the state. According to a press release issued by the NDRC in relation to the Negative List (2021), the above provisions are only applicable to the direct overseas listing of domestic enterprises engaged in the prohibited investment field. We believe our listing on Nasdaq does not constitute a direct overseas listing of domestic enterprises mentioned in the above press release and therefore we are not subject to the examination and approval by the relevant competent authorities of the state in accordance with the Negative List (2021). However, the above regulations and Trial Administrative Measures also indicate the intention of the Chinese government to increase its regulation of offshore investment in company’s utilizing the VIE structure to participate in the prohibited investment fields. If relevant governmental authority determines or new future rules provides that we are required to obtain the approval, we would have to apply for such approval. There is no assurance that we will be able to obtain such approval in time or at all. If we fail to obtain the approve as required or in a timely manner, the VIE arrangement may be deemed illegal and ordered to be cancelled by relevant government authorities, and other administrative measures or penalties may be imposed on us, which could materially and adversely affect our business, financial condition, results of operations and the value of our shares. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our shares, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our shares to significantly decline in value or become worthless.

These risks associated with being based in or having the majority of the Company’s operations in China could result in a material change in our operations and/or the value of the securities registered or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

For more information, see “Risk Factors- Risks Related to Doing Business in China”.

We operate our VATs business mainly through the VIEs in the PRC, based on a series of contractual arrangements (collectively the “VIE Agreements”). As a result of these contractual arrangements, we are considered the primary beneficiary of the VIEs for accounting purposes and consolidate their operating results in our financial statements under U.S. GAAP. Such a contractual relationship is not identical to owning such entities directly, and investors will own shares in a holding company with contracts with the VIEs and will not have any equity ownership of the VIEs themselves. The investors will purchase securities in the Company and the Company’s operations are conducted by its subsidiaries and VIEs. Neither the investors in the holding company nor the holding company itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIEs.

The VIE Agreements may not be as effective as direct ownership in providing us with control over the VIEs. Direct ownership would allow us, for example, to directly or indirectly exercise our rights as a shareholder to effect changes in the boards of directors of the VIEs, which, in turn, could affect changes, subject to any applicable fiduciary obligations at the management level. However, under the VIE Agreements, as a legal matter, if the VIEs or its shareholders fail to perform their respective obligations under the VIE Agreements, we may have to incur substantial costs and expend significant resources to enforce those arrangements and resort to litigation or arbitration and rely on legal remedies under PRC laws. These remedies may include seeking specific performance or injunctive relief and claiming damages, any of which may not be effective. In the event we are unable to enforce these VIE Agreements or we experience significant delays or other obstacles in the process of enforcing these VIE Agreements, we may not be able to exert effective control over the VIEs and may lose control over the assets owned by the VIEs. As a result, we may be unable to consolidate the VIEs in our consolidated financial statements, which could materially and adversely affect our financial condition and results of operations.

Furthermore, all of these VIE Agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC, and such VIE Agreements have not been tested in a court of law. The legal environment in the PRC is not as developed as in some other jurisdictions. As a result, uncertainties in the PRC legal system could limit our ability to enforce these VIE Agreements. In the event we are unable to enforce these VIE Agreements, we may not be able to exert effective control over the VIEs and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. Accordingly, it is uncertain whether we would be able to enforce the VIE Agreements in a court of law in China, either in in an action directly in China or in seeking to enforce a foreign judgment in China. The costs of seeking to enforce such VIE Agreements could be substantial, and the outcome of such litigation might not result in us enforcing such VIE Agreements. If such VIE Agreements were not enforced, investors could see the value of their securities decrease in value or become worthless. Because we do not directly hold equity interests in the VIEs, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including, but not limited to, regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements.

We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and a complete hindrance of our ability to offer or continue to offer our securities to investors and the value of our shares may depreciate significantly or become worthless.

Under VIE Agreements, the Xiamen Alliance Management Consulting Co., Ltd. (the “Alliance WFOE”), Zhejiang Caiyunlian Technology Co., Ltd. (the “Yinhua WFOE”) and Shenzhen Feipeng Zongheng Supply Chain Management Co., Ltd. (the “Feipeng WFOE”) are wholly foreign-owned entities who receive the economic benefits of the VIEs’ business operation.

Liquor Alliance

The Alliance BVI, which is acquired by the Company on May 26, 2023, operates business mainly through its VIE in the PRC, based on a series of VIE Agreements. As a result of the VIE Agreements that our Alliance WFOE entered with Xiamen Alliance Liquor Industry Group Co., Ltd. (“Liquor Alliance”), and its shareholders, the control and benefits of Liquor Alliance were accrued to us subject to the conditions that we have satisfied for consolidation of Liquor Alliance under U.S. GAAP. Such conditions include that (i) we control Liquor Alliance through power to govern the activities which most significantly impact Liquor Alliance’s economic performance, (ii) we are contractually obligated to absorb losses of Liquor Alliance that could potentially be significant to Liquor Alliance, and (iii) we are entitled to receive benefits from Liquor Alliance that could potentially be significant to Liquor Alliance. We are regarded as the primary beneficiary of Liquor Alliance, and Liquor Alliance are treated as our consolidated affiliated entity under U.S. GAAP. We have consolidated the financial results of Liquor Alliance in our consolidated financial statements for accounting purposes in accordance with U.S. GAAP.

The Company believes that Liquor Alliance is considered a VIE under Accounting Codification Standards (“ASC”) 810 “Consolidation”, because the equity investors in Liquor Alliance no longer have the characteristics of a controlling financial interest, and the Company, through Alliance WFOE, is the primary beneficiary of Liquor Alliance and controls Liquor Alliance’s operations. Accordingly, Liquor Alliance has been consolidated as a deemed subsidiary into the Company as a reporting company under ASC 810.

As required by ASC 810-10, the Company performs a qualitative assessment to determine whether the Company is the primary beneficiary of Liquor Alliance which is identified as a VIE of the Company. A quality assessment begins with an understanding of the nature of the risks in the entity as well as the nature of the entity’s activities including terms of the contracts entered into by the entity, ownership interests issued by the entity and the parties involved in the design of the entity. The Company’s assessment of the involvement with Liquor Alliance reveals that the Company has the absolute power to direct the most significant activities that impact the economic performance of Liquor Alliance. Alliance WFOE is obligated to absorb a majority of the loss from Liquor Alliance activities and receive a majority of Liquor Alliance’s expected residual returns. In addition, Liquor Alliance’s shareholders have pledged their equity interest in Liquor Alliance to Liquor WFOE, irrevocably granted Alliance WFOE an exclusive option to purchase, to the extent permitted under PRC Law, all or part of the equity interests in Liquor Alliance and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Alliance WFOE. Under the accounting guidance, the Company is deemed to be the primary beneficiary of Liquor Alliance and the financial positions, the operating results and cash flows of Liquor Alliance and Liquor Alliance’s subsidiaries are consolidated in the Company for financial reporting purposes.

The following is a summary of VIE Agreements by and among Liquor Alliance, a subsidiary of Alliance BVI, Alliance WFOE and the shareholders of Alliance BVI. Each of the VIE Agreements is described in detail below:

Master Exclusive Service Agreement

Under the Master Exclusive Service Agreement dated May 1, 2023, Alliance WFOE has agreed to provide the following services (among others) to Liquor Alliance:

●	information consulting services regarding the business operation of Service Receiving Parties;

●	public relation services;

●	market investigation, research and consulting services;

●	Leasing, assignment or disposal of properties;

●	recruiting, managing and training of necessary personnel to sustain the business operation;

●	marketing channel to cooperate with business-relating third-party platforms;

●	customer order management and customer services;

●	mid or short-term market development and market planning services;

●	human resource management and internal information management;

●	Design, installation, daily management, maintenance and updating of network system, hardware and database design, and/or other services determined from time to time by Feipeng WFOE according to the need of business and capacity of the Service Providers.

This agreement was effective from May 1, 2023 and will continue to be effective unless it is terminated by written notice of Alliance WFOE.

Business Cooperation Agreement

Under the Business Cooperation Agreement entered into by Alliance WFOE, Liquor Alliance and the shareholders of Liquor Alliance, dated May 1, 2023, all parties agreed that without obtaining Alliance WFOE ’s prior written consent, the Liquor Alliance and shareholders of Liquor Alliance shall cause each of Liquor Alliance not to engage in any transaction which may materially affect its asset obligation right or operation. Furthermore, Liquor Alliance and shareholders of Liquor Alliance shall cause Liquor Alliance to accept suggestions raised by Alliance WFOE over the employee engagement and replacement, daily operation, dividend distribution and financial management systems of Liquor Alliance and its subsidiaries and Liquor Alliance and its subsidiaries shall strictly abide by and perform accordingly.

Equity Interest Pledge Agreement

The shareholders of Liquor Alliance entered into an Equity Pledge Interest Agreement with Alliance WFOE, dated May 1, 2023. Under such equity pledge agreement, each of the shareholders of Liquor Alliance pledged its respective equity interest in Liquor Alliance to Alliance WFOE to secure such shareholder’s obligations under the Exclusive Option Agreement, Proxy Agreement, Master Exclusive Service Agreement, and Letter of Confirmation and Undertaking.

Each of such shareholders further agreed not to transfer or pledge his or her respective equity interest in Liquor Alliance without the prior written consent of Alliance WFOE. The equity pledge agreement will remain effective until the shareholders fulfill their obligations and Alliance WFOE discharges all the shareholders’ obligations under these VIE Agreements in writing.

Exclusive Option Agreement

Under the Exclusive Option Agreement entered into by Alliance WFOE, Liquor Alliance and the shareholders of Liquor Alliance, dated May 1, 2023, the shareholders of Liquor Alliance granted Alliance WFOE or its designee an option to purchase all or a portion of their respective equity interest in Liquor Alliance for the RMB 1.

Each of shareholders of Liquor Alliance agreed that, as of the effective date of this agreement, but before the transfer of all or part of the Liquor Alliance’s equity interest to Liquor Alliance WFOE, if the shareholders obtain dividends, bonuses or residual property from Liquor Alliance, the shareholders shall transfer all the income (after tax) to Alliance WFOE.

The exclusive option agreement shall remain in effect until all of the equity interests in or assets of Liquor Alliance have been acquired by Alliance WFOE or its designee, and upon the condition that Alliance WFOE and its subsidiaries, branches can engage in the business of Liquor Alliance legally.

Alliance WFOE has the right to unilaterally terminate this agreement immediately by sending written notices to Liquor Alliance and the shareholders of Liquor Alliance at any time without liability for the breach. Unless otherwise mandatory by Chinese law, Liquor Alliance and its shareholders has no right to unilaterally terminate this agreement.

Proxy Agreement

Under the Proxy Agreement among Alliance WFOE, Liquor Alliance and the shareholders of Liquor Alliance, dated May 1, 2023, each of the shareholders of Liquor Alliance has agreed to irrevocably entrust Alliance WFOE or its designee to represent it to exercise all the shareholders’ rights to which it is entitled as a shareholder of Liquor Alliance.

Letter of Confirmation and Undertaking

Each shareholder of Liquor Alliance had signed a Letter of Confirmation and Undertaking. Under the Letter of Confirmation and Undertaking, each shareholder of Liquor Alliance confirmed the undertaking and warrant that his or her successor, guardian, creditor, spouse or any other person that may be entitled to assume rights and interests in the equity interest of Liquor Alliance held by him or her upon his or her death, incapacity, divorce or any circumstances that may affect his or her ability to exercise rights of shareholder in Liquor Alliance will not, in any manner and under any circumstances, take any action that may affect or hinder the fulfillment of his or her obligations under each of the Master Exclusive Service Agreement, the Business Cooperation Agreement, the Proxy Agreement, the Exclusive Option Agreement, and the Equity Interest Pledge Agreement executed by him or her on May 1, 2023.

Yinhua

The following is a summary of VIE Agreements by and among Zhisheng, a subsidiary of Yinhua, Yinhua WFOE and the shareholders of Yinhua. Each of the VIE Agreements is described in detail below:

Master Exclusive Service Agreement

Under the Master Exclusive Service Agreement dated January 22, 2022, Yinhua WFOE has agreed to provide the following services (among others) to Zhisheng:

●	information consulting services regarding the business operation of Service Receiving Parties;

●	public relation services;

●	market investigation, research and consulting services;

●	Leasing, assignment or disposal of properties;

●	recruiting, managing and training of necessary personnel to sustain the business operation;

●	marketing channel to cooperate with business-relating third-party platforms;

●	customer order management and customer services;

●	mid or short-term market development and market planning services;

●	human resource management and internal information management;

●	Design, installation, daily management, maintenance and updating of network system, hardware and database design, and/or other services determined from time to time by Yinhua WFOE according to the need of business and capacity of the Service Providers.

This agreement was effective from January 22, 2022 and will continue to be effective unless it is terminated by written notice of Yinhua WFOE.

Business Cooperation Agreement

Under the Business Cooperation Agreement entered into by Yinhua WFOE, Zhisheng and the shareholders of Zhisheng, dated January 22, 2022, all parties agreed that without obtaining Yinhua WFOE ’s prior written consent, Zhisheng shall not, and each of the Zhisheng and shareholders of Zhisheng shall cause each of Zhisheng and its subsidiaries not to, engage in any transaction which may materially affect its asset obligation right or operation. Furthermore, Zhisheng shall and shareholders of Zhisheng shall cause Zhisheng and its subsidiaries to accept suggestions raised by Yinhua WFOE over the employee engagement and replacement, daily operation, dividend distribution and financial management systems of Zhisheng and its subsidiaries and Zhisheng and its subsidiaries shall strictly abide by and perform accordingly.

Equity Interest Pledge Agreement

The shareholders of Zhisheng entered into an Equity Interest Pledge Agreement with Yinhua WFOE, dated January 22, 2022. Under such equity pledge agreement, each of the shareholders of Zhisheng pledged its respective equity interest in Zhisheng to Yinhua WFOE to secure such shareholder’s obligations under the Exclusive Option Agreement, Proxy Agreement, Master Exclusive Service Agreement, Business Cooperation Agreement and Letter of Confirmation and Undertaking.

Each of such shareholders further agreed not to transfer or pledge his or her respective equity interest in Zhisheng without the prior written consent of Yinhua WFOE. The equity pledge agreement will remain effective until the shareholders fulfill their obligations and Yinhua WFOE discharges all the shareholders’ obligations under these VIE Agreements in writing.

Exclusive Option Agreement

Under the Exclusive Option Agreement entered into by Yinhua WFOE, Zhisheng and the shareholders of Zhisheng, dated January 22, 2022, the shareholders of Zhisheng granted Yinhua WFOE or its designee an option to purchase all or a portion of their respective equity interest in Zhisheng for the RMB 1.

Each of shareholders of Zhisheng agreed that, as of the effective date of this agreement, but before the transfer of all or part of the Zhisheng’s equity interest to Yinhua WFOE, if the shareholders obtain dividends, bonuses or residual property from Zhisheng, the shareholders shall transfer all the income (after tax) to Yinhua WFOE.

The exclusive option agreement shall remain in effect until all of the equity interests in or assets of Zhisheng have been acquired by Yinhua WFOE or its designee, and upon the condition that Yinhua WFOE and its subsidiaries, branches can engage in the business of Zhisheng legally.

Yinhua WFOE has the right to unilaterally terminate this agreement immediately by sending written notices to Zhisheng and the shareholders of Zhisheng at any time without liability for the breach. Unless otherwise mandatory by Chinese law, Zhisheng and its shareholders have no right to unilaterally terminate this agreement.

Proxy Agreement

Under the Proxy Agreement among Yinhua WFOE, Zhisheng and the shareholders of Zhisheng, dated January 22, 2022, each of the shareholders of Zhisheng has agreed to irrevocably entrust Yinhua WFOE or its designee to represent it to exercise all the shareholders’ rights to which it is entitled as a shareholder of Zhisheng.

The Proxy Agreement is irrevocable and shall remain effective until upon the instruction of Yinhua WFOE.

Letter of Confirmation and Undertaking

Each shareholder of Zhisheng had signed a Letter of Confirmation and Undertaking. Under the Letter of Confirmation and Undertaking, each shareholder of Zhisheng confirms, undertakes and warrants that his or her successor, guardian, creditor, spouse or any other person that may be entitled to assume rights and interests in the equity interest of Zhisheng held by him or her upon his or her death incapacity, divorce or any circumstances that may affect his or her ability to exercise rights of shareholder in Zhisheng will not, in any manner and under any circumstances, take any action that may affect or hinder the fulfillment of his or her obligations under each of the Master Exclusive Service Agreement, the Business Cooperation Agreement, the Proxy Agreement, the Exclusive Option Agreement, and the Equity Interest Pledge Agreement executed by him or her on January 22, 2022.

Consent Letter

Each spouse of shareholder of Zhisheng had signed a Consent letter. Under Consent Letter, each spouse of shareholder of Zhisheng confirms and agrees that the equity interest in the Zhisheng held by each shareholder of Zhisheng is her or his individual property not the joint property, which each shareholder of Zhisheng is entitled to dispose of on her or his own.

Feipeng

The following is a summary of VIE Agreements by and among Xinjiang Feipeng, Feipeng WFOE and the shareholders of Xinjiang Feipeng. Each of the VIE Agreements is described in detail below:

Master Exclusive Service Agreement

Under the Master Exclusive Service Agreement dated December 20, 2022, Feipeng WFOE has agreed to provide the following services (among others) to Xinjiang Feipeng:

●	information consulting services regarding the business operation of Service Receiving Parties;

●	public relation services;

●	market investigation, research and consulting services;

●	Leasing, assignment or disposal of properties;

●	recruiting, managing and training of necessary personnel to sustain the business operation;

●	marketing channel to cooperate with business-relating third-party platforms;

●	customer order management and customer services;

●	mid or short-term market development and market planning services;

●	human resource management and internal information management;

●	Design, installation, daily management, maintenance and updating of network system, hardware and database design, and/or other services determined from time to time by Feipeng WFOE according to the need of business and capacity of the Service Providers.

This agreement was effective from December 20, 2022 and will continue to be effective unless it is terminated by written notice of Feipeng WFOE.

Business Cooperation Agreement

Under the Business Cooperation Agreement entered into by Feipeng WFOE, Xinjiang Feipeng and the shareholders of Xinjiang Feipeng, all parties agreed that without obtaining Feipeng WFOE’s prior written consent, Xinjiang Feipeng shall not, and each of the Xinjiang Feipeng its shareholders shall cause each of Xinjiang Feipeng and its subsidiaries, engage in any transaction which may materially affect its asset obligation right or operation. Furthermore, Xinjiang Feipeng and its shareholders shall cause Xinjiang Feipeng and its subsidiaries to accept suggestions raised by Feipeng WFOE over the employee engagement and replacement, daily operation, dividend distribution and financial management systems of Xinjiang Feipeng and its subsidiaries and Xinjiang Feipeng and its subsidiaries shall strictly abide by and perform accordingly.

Equity Interest Pledge Agreement

The shareholders of Xinjiang Feipeng entered into an Equity Interest Pledge Agreement with Feipeng WFOE, dated December 20, 2022. Under such equity pledge agreement, each of the shareholders of Xinjiang Feipeng pledged its respective equity interest in Xinjiang Feipeng to Feipeng WFOE to secure such shareholder’s obligations under the Exclusive Option Agreement, Proxy Agreement, Master Exclusive Service Agreement, Business Cooperation Agreement and Letter of Confirmation and Undertaking.

Each of such shareholders further agreed not to transfer or pledge his or her respective equity interest in Xinjiang Feipeng without the prior written consent of Feipeng WFOE. The equity pledge agreement will remain effective until the shareholders fulfill their obligations and Feipeng WFOE discharges all the shareholders’ obligations under these VIE Agreements in writing.

Exclusive Option Agreement

Under the Exclusive Option Agreement entered into by Feipeng WFOE, Xinjiang Feipeng and the shareholders of Xinjiang Feipeng, dated December 20, 2022, the shareholders of Xinjiang Feipeng granted Feipeng WFOE or its designee an option to purchase all or a portion of their respective equity interest in Xinjiang Feipeng for the RMB 1.

Each of shareholders of Xinjiang Feipeng agreed that, as of the effective date of this agreement, but before the transfer of all or part of the Xinjiang Feipeng’s equity interest to Feipeng WFOE, if the shareholders obtain dividends, bonuses or residual property from Xinjiang Feipeng, the shareholders shall transfer all the income (after tax) to Feipeng WFOE.

The exclusive option agreement shall remain in effect until all of the equity interests in or assets of Xinjiang Feipeng have been acquired by Feipeng WFOE or its designee, and upon the condition that Feipeng WFOE and its subsidiaries, branches can engage in the business of Xinjiang Feipeng legally.

Feipeng WFOE has the right to unilaterally terminate this agreement immediately by sending written notices to Xinjiang Feipeng and its shareholders at any time without liability for the breach. Unless otherwise mandatory by Chinese law, Xinjiang Feipeng and its shareholders have no right to unilaterally terminate this agreement.

Proxy Agreement

Under the Proxy Agreement among Feipeng WFOE, Xinjiang Feipeng and its shareholders, dated December 20, 2022, each of the shareholders of Xinjiang Feipeng has agreed to irrevocably entrust Feipeng WFOE or its designee to represent it to exercise all the shareholders’ rights to which it is entitled as a shareholder of Xinjiang Feipeng.

The Proxy Agreement is irrevocable and shall remain effective until upon the instruction of Feipeng WFOE.

Letter of Confirmation and Undertaking

Each shareholder of Xinjiang Feipeng had signed a Letter of Confirmation and Undertaking. Under the Letter of Confirmation and Undertaking, each shareholder of Xinjiang Feipeng confirms, undertakes and warrants that his or her successor, guardian, creditor, spouse or any other person that may be entitled to assume rights and interests in the equity interest of Xinjiang Feipeng held by him or her upon his or her death incapacity, divorce or any circumstances that may affect his or her ability to exercise rights of shareholder in Xinjiang Feipeng will not, in any manner and under any circumstances, take any action that may affect or hinder the fulfillment of his or her obligations under each of the Master Exclusive Service Agreement, the Business Cooperation Agreement, the Proxy Agreement, the Exclusive Option Agreement, and the Equity Interest Pledge Agreement executed by him or her on December 20, 2022.

The following diagram illustrates our corporate structure as of the date of this prospectus, including our subsidiaries and VIEs. For more information about our corporate structure, see Item 4. Information on the Company – 4.C. Organizational Structure in our 2024 Annual Report.

Mingzhu Logistics Holdings Limited (Cayman Islands)
100%
Alliance Liquor Investment (BVI) Limited
100%
Mingzhu Investment Limited
100%
Yinhua (BVI) Limited
100%
Feipeng Global Limited
100%
Alliance Liquor Investment (HK) Limited
100%
YGMZ (Hong Kong) Limited
100%
Yinhua (HK) Limitd
100%
Feipeng Enterprises (HK) Limitd
Outside PRC
Inside PRC
100%
Xiamen Alliance Management Consulting Co., Ltd. (PRC)
100%
Shenzhen Yangang Mingzhu Freight Industry Co., Ltd. (PRC)
100%
Shenzhen Yangang Mingzhu Supply Chain Management Co., Ltd. (PRC)
100%
Zhejiang Caiyunlian Technology Co., Ltd. (PRC)
100%
Shenzhen Feipeng Zhongheng Supply Chain Management Co., Ltd. (PRC)
100% VIE Control
Xiamen Alliance Liquor Industry Group Co., Ltd. (PRC)
100%
Pengcheng Shengshi Logistics Co., Ltd. (PRC)
100% VIE Control
Hainan Zhisheng Car Services Co., Ltd. (PRC)
100% VIE Control
Xinjiang Feipeng Logistics Co., Ltd. (PRC)
100%
Shanghai Feipeng Supply Chain Management Co. Ltd. (PRC)

Restrictions and Limitations on Transfer of Capital

We face various restrictions and limitations on foreign exchange, our ability to transfer cash between entities, across borders and to U.S. investors, and our ability to distribute earnings from our businesses, including our subsidiaries and/or the consolidated VIE, to the parent company and U.S. investors as well as the ability to settle amounts owed under the VIE agreements.

Our offshore holding company is permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, subject to the approval of government authorities and limits on the amount of capital contributions and loans. This may delay or prevent us from using the proceeds from our initial public offering to make loans or capital contribution to our PRC subsidiaries.

Under our current corporate structure, Mingzhu’s ability to pay dividends depends upon dividends paid by its Hong Kong subsidiaries, which in turn depends on dividends paid by its PRC subsidiaries, which further depends on payments from the VIE under the VIE Agreements.

Although we consolidate the results of the VIE and its subsidiaries, we only have access to the assets or earnings of the VIE and its subsidiaries through the VIE Agreements. If the PRC authorities determine that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if current regulations change or are interpreted differently in the future, our ability to settle amounts owed by the VIE under the VIE agreements may be seriously hindered.

Cash Flows through Our Organization:

Mingzhu is a holding company with no material operations of its own. We currently conduct our operations through our subsidiaries including our WFOEs, the VIEs and their respective subsidiaries. Cash is transferred through our organization in the manner as follows: (1) we may transfer funds to our WFOEs through our Hong Kong subsidiaries, Alliance Liquor Investment (HK) Limited, YGMZ (Hong Kong) Limited, Yinhua (HK) Limited and Feipeng Enterprises (HK) Limited by additional capital contributions or shareholder loans, as the case may be; (2) the VIEs may pay service fees to our PRC subsidiaries for services rendered by our PRC subsidiaries; (3) our PRC subsidiaries may pay service fees to the VIEs for services rendered by the VIEs; and (4) our PRC subsidiaries may make dividends or other distributions to Mingzhu. We do not have cash management policies dictating how funds are transferred throughout our organization. We may encounter difficulties in our ability to transfer cash between PRC subsidiaries and non-PRC subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. However, as long as we are compliant with the procedures for approvals from foreign exchange authorities and banks in China, the relevant laws and regulations in China do not impose limitations on the amount of funds that we can transfer out of China. If we intend to distribute dividends to Mingzhu, our WFOEs will transfer the dividends to our Hong Kong subsidiaries in accordance with the laws and regulations of the PRC, then our Hong Kong subsidiaries will transfer the dividends to our BVI subsidiaries, and then our BVI subsidiaries will transfer the dividends to Mingzhu, and the dividends can be distributed from Mingzhu to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

For the years ended December 31, 2024, 2023 and 2022, the cash flows between the Company, the Company’s subsidiaries, and the Company’s VIEs, and direction of transfer are as follows:

For the years ended December 31,
	2024	2023	2022
Cash flows from the Company to the Company’s subsidiaries	$-	$-	$-
Cash flows from the Company to VIEs	$-	$-	$-
Cash flows from the MingZhu HK to PRC subsidiaries	$-	$-	$-
Cash flows from the Company’s subsidiaries to the Company	$-	$-	$-
Cash flows from VIEs to the Company	$-	$-	$-
Cash flows from PRC subsidiaries to the MingZhu HK	$-	$-	$-

There was no cash transfer between the VIEs and other entities.

We plan to distribute earnings or settle amounts owed under the VIE agreements. No dividends or distribution has been declared to paid to Mingzhu from subsidiaries or its VIEs and no dividends or distribution was made to any U.S. investors.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth here, and under “Item 3 – Key Information – D. Risk Factors” described in our 2024 Annual Report filed on May 15, 2025, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Summary of Risk Factors

The following summary description sets forth an overview of the material risks we are exposed to in the normal course of our business activities. The summary does not purport to be complete and is qualified in its entirety by reference to the full risk factor discussion immediately following this summary description. We encourage you to read the full risk factor discussion carefully. Our business, results of operations and financial condition could be materially and adversely affected by any of the following material risks:

●	Sales of our Ordinary Shares by the Selling Shareholders could cause our share price to decline and could cause significant dilution to all shareholders.

●	We are a Cayman Islands holding company with no equity ownership in our VIEs and we conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs with which we have maintained contractual arrangements.

●	We rely on contractual arrangements with our VIEs and its shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control.

●	Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current structure, our business, financial condition and results of operations.

●	Our contractual arrangements are governed by PRC law. Accordingly, these contracts would be interpreted in accordance with PRC law, and any disputes would be resolved in accordance with PRC legal procedures, which may not protect you as much as those of other jurisdictions, such as the United States.

●	In the event we are unable to enforce the contractual arrangements with VIEs, we may not be able to exert effective control over the VIEs. If the government of the PRC finds that VIE Agreements do not comply with PRC laws, we could be subject to significant penalties or be forced to relinquish our interests in those operations or we could be unable to assert our contractual control rights over the VIEs.

●	The PRC government has significant authority to regulate or intervene in the China operations of an offshore holding company, such as us, at any time. Therefore, investors in our securities and our business face potential uncertainty from the PRC government’s policy.

●	Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business the Company may be able to conduct in the PRC and accordingly on the results of its operations and financial condition.

●	There are uncertainties under the PRC laws relating to the procedures and time requirement for the U.S. regulators to bring about investigations and evidence collection within the territory of the PRC.

●	The failure to comply with PRC regulations relating to mergers and acquisitions of domestic enterprises by offshore special purpose vehicles may subject the Company to severe fines or penalties and create other regulatory uncertainties regarding the Company’s corporate structure.

●	The Holding Foreign Companies Accountable Act, recent regulatory actions taken by the SEC and PCAOB, and proposed rule changes submitted by U.S. stock exchanges calling for additional and more stringent criteria to be applied to China-based public companies could add uncertainties to our capital raising activities and compliance costs.

●	Cyber-attacks, computer viruses, physical or electronic break-ins or other unauthorized access to our or our business partners’ computer systems could result in misuse of confidential information and misappropriation of funds of our borrowers and investors, subject us to liabilities, cause reputational harm and adversely impact our results of operations and financial condition.

●	Our reliance on major customers and any loss of our major customers or changes in their demands for our services would likely have a material adverse effect on our business, results of operations, financial conditions and prospect.

●	We have incurred a net loss for fiscal 2024 and may incur additional losses in the future.

●	We generate a significant portion of our revenue from transportation services of slack coal in Xinjiang. Our reliance on such services subjects us to risks resulting from any decline in the business performance of our customers in the slack coal industry and adverse events in the slack coal industry or in the Xinjiang region in general.

●	Our cash flow position may deteriorate owing to the difference in timing between receipt of payments from our customers and payments to our suppliers and subcontractors if we are unable to such timing difference and its impact on our cash flow properly.

●	We rely on subcontractors to handle a proportion of our trucking services. Any delay or failure in their services would adversely affect our operations and financial results.

●	Difficulty in obtaining material, equipment, goods and services from our vendors and suppliers could adversely affect our business.

●	The trucking service market in the PRC is highly competitive and fragmented, which subjects us to competitive pressures pertaining to pricing, capacity and service.

●	The trucking service market is affected by economic and business risks that are largely beyond our control.

●	We are, to a certain extent, dependent on the consumer and retail market in the PRC.

●	We may not be able to implement all or any of our business plans successfully.

●	Our results of operations may fluctuate significantly and may not fully reflect the underlying performance of our business.

●	The market price of our Ordinary Shares may experience rapid and substantial decreases, including decreases unrelated to our operating performance or prospects, but due to numerous circumstances beyond our control.

●	A “short squeeze” due to a sudden increase in demand for shares of our Ordinary Shares that largely could lead to extreme price volatility in shares of our Ordinary Shares.

●	We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

●	We will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

●	Any lack of requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations.

●	We have identified material weaknesses in our internal accounting controls, and if we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may be unable to accurately report our results of operations or prevent fraud or fail to meet our reporting obligations, and customer confidence and the market price of our ordinary shares may be materially and adversely affected.

Risks Related to this Offering

Sales of our Ordinary Shares by the Selling Shareholders could cause our share price to decline and could cause significant dilution to all shareholders.

Our articles of association, as amended, authorize the issuance of up to 100,000,000 Ordinary Shares with a par value of $0.008 per share. As of the date of this prospectus, we had 76,679,065 Ordinary Shares outstanding, 70 million of which are offered for sale by the Selling Shareholders. Such significant amounts of sale of our Ordinary Shares may negatively impact the market price of our Ordinary Shares and may also negatively affect shareholders’ investments and cause our stock prices to fluctuate in an undesirable way. This would negatively affect our investors’ ability to sell our Ordinary Shares at their desired or profitable prices or at all.

If the Selling Shareholders are to sell substantial amounts of our Ordinary Shares in the public market, the trading price of our Ordinary Shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell of our Ordinary Shares could also depress the market price of our Ordinary Shares. A decline in the price of our Ordinary Shares might impede our ability to raise capital through the issuance of additional of our Ordinary Shares or other equity securities.

Risks Related to Our Corporate Structure

We are a Cayman Islands holding company with no equity ownership in our VIEs and we conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs with which we have maintained contractual arrangements.

We are a Cayman Islands holding company with no equity ownership in the VIEs and we conduct our operations in China through (i) our PRC subsidiaries and (ii) the VIEs and their subsidiaries with which we have maintained contractual arrangements. Investors of our ordinary shares or the ADSs thus are not purchasing equity interest in the VIEs and their subsidiaries in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company in the Cayman Islands, the VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the validity and enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and our company as a group.

We rely on contractual arrangements with our VIE and its shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control.

We have relied and expect to continue to rely on contractual arrangements with VIEs, and their shareholders, to operate a portion of our business in China. These contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIE and its shareholders of their respective obligations under the contracts to exercise control over the VIE. The shareholders of the VIE may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portion of our business through the contractual arrangements with the VIE. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through arbitration, litigation or other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. Therefore, our contractual arrangements with the VIE may not be as effective in controlling our business operations as direct ownership.

Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current structure, our business, financial condition and results of operations.

Pursuant to the Regulations for the Administration of Foreign-Invested Telecommunications Enterprises (the “FITE Regulations”) promulgated by the State Council, unless otherwise provided by the state, foreign investors are not allowed to hold more than 50% of the equity interests of any company providing value-added telecommunications services, or VATS, including Internet Content Provider (“ICP”) services. In addition, foreign-invested telecommunication enterprises should meet the requirements as prescribed in the relevant regulations. We have to conduct our VATS business through the VIEs.

On March 15, 2019, the Standing Committee of the National People’s Congress of the PRC passed the Foreign Investment Law of the People’s Republic of China, or the Foreign Investment Law, which took effect on January 1, 2020 and replaced three existing laws regulating foreign investment in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. Among other things, the Foreign Investment Law defines the “foreign investment” as the investment activities in China conducted by foreign individuals, enterprises and other organizations, or collectively, the Foreign Investors, in a direct or indirectly manner, including any of the following circumstances: (1) the foreign investor establishes a foreign-invested enterprise within the territory of China, independently or jointly with any other investor; (2) the foreign investor acquires shares, equities, property shares or any other similar rights and interests of an enterprise within the territory of China; (3) the foreign investor makes investment to initiate a new project within the territory of China, independently or jointly with any other investor; and (4) the foreign investor makes investment in any other way stipulated by laws, administrative regulations or provisions of the State Council. The Foreign Investment Law leaves uncertainty with respect to whether Foreign Investors controlled PRC onshore variable interest entities via contractual arrangements will be recognized as “foreign investment”. PRC governmental authorities will administrate foreign investment by applying the principal of pre-entry national treatment together with a “negative list,” or the Negative List, which shall be promulgated by or promulgated with approval by the State Counsel, to be specific, Foreign Investors are prohibited from making any investments in the fields which are catalogued into prohibited industries for foreign investment based on the Negative List, while Foreign Investors are allowed to make investments in the restricted industries provided that all the requirements and conditions as set forth in the Negative List have been satisfied; when Foreign Investors make investments in the fields other than those included in the Negative List, the national treatment principle shall apply. Besides, certain approval and/or filing requirements shall be fulfilled in accordance with applicable foreign investment laws and regulations.

If our control over the VIE through contractual arrangements are deemed as foreign investment in the future, and any business of the VIE is restricted or prohibited from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over the VIE may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation and consequently affecting our ability to prepare for and seek approval and commercialization of our product candidates both in China and elsewhere.

Contractual arrangements in relation to the VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIEs owes additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. The Enterprise Income Tax Law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine the contractual arrangements among the VIEs and its shareholders were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of the VIEs in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by the VIEs for PRC tax purposes, which could increase our tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on the VIEs for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if the VIEs’ tax liabilities increase or if it is required to pay late payment fees and other penalties.

We may lose the ability to use and enjoy assets held by the VIEs that are important to our business if the VIEs declare bankruptcy or become subject to a dissolution or liquidation proceeding.

As part of our contractual arrangements with the VIEs, the VIEs hold certain assets that are material to the operation of certain portion of our business, including permits, domain names and certain of our intellectual property rights. If the VIEs are declared bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. Under the contractual arrangements, the VIEs may not, in any manner, sell, transfer, mortgage or dispose of its assets or legal or beneficial interests in the business without our prior consent. If our consolidated affiliated entity undergoes a voluntary or involuntary liquidation proceeding, the independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

If the chops of our PRC subsidiaries or VIEs are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to maintain a company chop, which must be registered with the local Public Security Bureau. In addition to this mandatory company chop, companies may have several other chops which can be used for specific purposes. The chops of our PRC subsidiaries and VIEs are generally held securely by personnel designated or approved by us in accordance with our internal control procedures. To the extent those chops are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. In addition, if the chops are misused by unauthorized persons, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

Our contractual arrangements are governed by PRC law. Accordingly, these contracts would be interpreted in accordance with PRC law, and any disputes would be resolved in accordance with PRC legal procedures, which may not protect you as much as those of other jurisdictions, such as the United States.

All the agreements under our contractual arrangements with the VIEs and their equity owners are governed by PRC law and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law, and our contractual arrangements have not been tested in court. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over the VIEs, and our ability to conduct our business may be negatively affected.

If the PRC government deems that the contractual arrangements in relation to Alliance, Zhisheng and Xinjiang Feipeng, our consolidated variable interest entities, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Accordingly, the securities we are registering may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of our PRC subsidiaries or the VIEs that conduct all or substantially all of our operations.

We are a holding company incorporated as an exempted company under the laws of Cayman Islands. As a holding company with no material operations of our own, we conduct all of our operations through our subsidiaries and our VIEs in PRC. We receive the economic benefits of our VIE’s business operations through certain contractual arrangements. Our ordinary share offered in this offering are shares of our offshore holding company instead of shares of our VIEs in China.

We rely on and expect to continue to rely on our wholly owned PRC subsidiaries’ contractual arrangements with the VIEs and their shareholders to operate a portion of our business. These contractual arrangements may not be as effective in providing us with control over the VIEs as ownership of controlling equity interests would be in providing us with control over, or enabling us to derive economic benefits from the operations of the VIEs. Under the current contractual arrangements, as a legal matter, if any of the VIEs or any of their shareholders executing the VIE Agreements fails to perform its, his or her respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of a variable interest entity were to refuse to transfer their equity interests in such variable interest entity to us or our designated persons when we exercise the purchase option pursuant to these contractual arrangements, we may have to take a legal action to compel them to fulfill their contractual obligations.

If (i) the applicable PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, (ii) any variable interest entity or its shareholders terminate the contractual arrangements (iii) any variable interest entity or its shareholders fail to perform its/his/her obligations under these contractual arrangements, or (iv) if these regulations change or are interpreted differently in the future, our business operations in China would be materially and adversely affected, and the value of your securities would substantially decrease or even become worthless. Further, if we fail to renew these contractual arrangements upon their expiration, we would not be able to continue our business operations unless the then current PRC law allows us to directly operate businesses in China.

In addition, if any variable interest entity or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of the variable interest entities undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business and our ability to generate revenues.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIEs. For example, our VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of our VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of our VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by our VIEs and their shareholders of their obligations under the contracts to exercise control over our VIEs. The shareholders of our consolidated VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with our VIEs.

If our VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. For example, if the shareholders of our VIEs refuse to transfer their equity interest in our VIEs to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they otherwise act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in our VIEs, our ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of our VIEs and third parties were to impair our control over our VIEs, our ability to consolidate the financial results of our VIEs would be affected, which would in turn result in a material adverse effect on our business, operations and financial condition.

As the Contractual Arrangements that establish the structure for operating our and the VIEs’ business in the PRC have not been tested in any of the PRC courts, if the Contractual Arrangements are found to be in violation of any existing or any PRC laws or regulations in the future, or the PRC government finds that we, or any of the VIEs fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities, including the MIIT, MOFCOM and STA, would have broad discretion in dealing with such violations, including:

●	revoking the business license and/or operating licenses of our WFOE or our VIE;

●	discontinuing or placing restrictions or onerous conditions on our operations through any transactions among our WFOE, our VIE and its subsidiaries;

●	imposing fines, confiscating the income from our WFOE, our VIE or its subsidiaries, or imposing other requirements with which we or our VIE may not be able to comply;

●	placing restrictions on our right to collect revenues;

●	shutting down our servers or blocking our app/websites;

●	requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our VIE and deregistering the equity pledges of our VIE, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our VIE;

●	restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China; or

●	taking other regulatory or enforcement actions against us that could be harmful to our business.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of our VIE in our consolidated financial statements, if the PRC government authorities were to find our corporate structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of our VIE or our right to receive substantially all the economic benefits and residual returns from our VIE and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our VIE in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have a material adverse effect on our financial condition and results of operations. As a result, it could cause our Ordinary Shares to decline in value or become worthless.

Risks Related to Doing Business in China

The PRC government has significant authority to regulate or intervene in the China operations of an offshore holding company, such as us, at any time. Therefore, investors in our ordinary shares and our business face potential uncertainty from the PRC government’s policy.

We conduct our operations in China through our PRC subsidiaries and VIEs. Our operations in China are governed by PRC laws and regulations. The PRC government’s significant oversight over our business operation could result in a material adverse change in our operations and the value of our ordinary shares. The Chinese government may intervene or influence the operation of our operating entities and exercise significant oversight and discretion over the conduct of their business and may intervene in or influence their operations at any time or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in operations and/or the value of our shares. Further, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (together with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which came into effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, a company based in the mainland of China that seeks to offer and list securities in overseas markets should fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. In particular, where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer should designate a major domestic operating entity as the domestic responsible entity to file with the CSRC. Initial public offerings or listings in overseas markets should be filed with the CSRC within 3 working days after the relevant application is submitted overseas. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities should be filed with the CSRC within 3 working days after the offering is completed. The required filing materials with the CSRC include (without limitation) record-filing reports and related undertakings and PRC legal opinions issued by domestic law firms (with related undertakings), in which the VIE structure (if applicable) and reasons and risk factor thereof is required to be clarified in details. In addition, under the New Administrative Rules Regarding Overseas Listings, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (1) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (5) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Moreover, a domestic company that seeks to offer and list securities in overseas markets should abide by certain other regulatory requirements as set out in the New Administrative Rules Regarding Overseas Listings, including without limitation to, compliance with national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions. Based on the New Administrative Rules Regarding Overseas Listings, we are subject to additional filing requirements in connection with this offering and our follow-up offerings completed after such effective date, and we cannot assure you that we will be able to get the clearance of filing procedures under the New Administrative Rules Regarding Overseas Listings on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements will result in rectification, warnings and fines on our subsidiaries or VIEs, and may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Furthermore, the Ministry of Commerce (“MOFCOM”) and the National Development and Reform Commission (“NDRC”) promulgated the Special Administrative Measures for Access of Foreign Investment (2021 Edition), or the Negative List (2021), stipulates that if a domestic enterprise engaged in business in the prohibited investment field issues shares abroad and is listed for trading, it shall be examined and approved by the relevant competent authorities of the state. According to a press release issued by the NDRC in relation to the Negative List (2021), the above provisions are only applicable to the direct overseas listing of domestic enterprises engaged in the prohibited investment field. We believe our listing on Nasdaq does not constitute a direct overseas listing of domestic enterprises mentioned in the above press release and therefore we are not subject to the examination and approval by the relevant competent authorities of the state in accordance with the Negative List (2021). However, the above regulations and Trial Administrative Measures also indicate the intention of the Chinese government to increase its regulation of offshore investment in company’s utilizing the VIE structure to participate in the prohibited investment fields. If relevant governmental authority determines or new future rules provides that we are required to obtain the approval, we would have to apply for such approval. There is no assurance that we will be able to obtain such approval in time or at all. If we fail to obtain the approve as required or in a timely manner, the VIE arrangement may be deemed illegal and ordered to be cancelled by relevant government authorities, and other administrative measures or penalties may be imposed on us, which could materially and adversely affect our business, financial condition, results of operations and the value of our shares. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our shares, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our shares to significantly decline in value or become worthless.

The new, stricter regulations or interpretations of existing regulations imposed by the central or local governments may require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations, and if relevant regulations are issued and become effective in a short notice, we may not be able to take the required actions in a timely manner without allocating significant resource.

The Chinese economy differs from the economies of most developed countries in many respects, including a higher level of government involvement, the ongoing development of a market-oriented economy, a higher level of control over foreign exchange, and a less efficient allocation of resources.

While the PRC economy has experienced significant growth since the late 1970s, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. These measures are intended to benefit the overall PRC economy, but may also have a negative effect on us. For example, our business, financial condition and results of operations could be adversely affected by PRC government control over capital investments or changes in regulations that are applicable to us. The PRC economy has been transitioning from a centrally planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s that emphasize the utilization of market forces for economic reform, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business the Company may be able to conduct in the PRC and accordingly on the results of its operations and financial condition.

The Company’s business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which the Company must conduct its business activities. The Company’s ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization. However, the government of the PRC may not continue to pursue these policies, or may significantly alter these policies from time to time without notice.

There are certain uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing the Company’s business, or the enforcement and performance of the Company’s arrangements with clients. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect the Company’s business. Consequently, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors.

There are uncertainties under the PRC laws relating to the procedures and time requirement for the U.S. regulators to bring about investigations and evidence collection within the territory of the PRC.

On December 28, 2019, the newly amended Securities Law of the PRC (the “PRC Securities Law”) was officially promulgated, which became effective on March 1, 2020. According to Article 177 of the PRC Securities Law (“Article 177”), the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration. Article 177 further provides that overseas securities regulatory authorities may not carry out investigations and evidence collection directly within the territory of the PRC, and that no Chinese entity or individual is allowed to provide any documents or materials related to securities business activities to overseas agencies without prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. Moreover, the Civil Procedure Law of the PRC, promulgated in 1991 and last amended in 2021, provides that except for the request for and provision of judicial assistance in accordance with international treaties concluded or participated by the PRC, or via diplomatic channels, no foreign agency or individual may, without the consent of the competent authorities of the PRC, carry out investigation or collect evidence within the territory of the PRC. Article 26 of the Trial Administrative Measures (the “Article 26”), which was issued by the CSRC on February 17, 2023 and came into effective on March 31, 2023, set out that where an overseas securities regulatory agency intends to carry out investigation and evidence collection regarding overseas offering and listing activities by a domestic company, and request assistance of the CSRC under relevant cross-border securities regulatory cooperation mechanisms, the CSRC may provide necessary assistance in accordance with law. Any domestic entity or individual providing documents and materials requested by an overseas securities regulatory agency out of investigative or evidence collection purposes shall not provide such information without prior approval from the CSRC and competent authorities under the State Council. Furthermore, Article 11 of the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises (the “Article 11”), which was jointly issued by the CSRC, the Ministry of Finance, the State Secrecy Administration and the State Archives Bureau on February 24, 2023 and came into effective on March 31, 2023, specifies that, (a) where the overseas securities regulator and the relevant competent authorities request to conduct inspection or investigation to collect evidence from a domestic enterprise and the domestic securities companies and securities service agencies providing corresponding services regarding the overseas offering and listing activities of the domestic enterprise, the inspection or investigation shall be carried out under the cross-border regulatory cooperation mechanism, and the CSRC or the relevant authorities shall provide the requisite assistance pursuant to the bilateral and multilateral cooperation mechanism, and (b) relevant domestic enterprise, securities companies and securities service agencies shall obtain the consent of the CSRC or the relevant administrative authorities prior to cooperating in the inspection or investigation carried out by the overseas securities regulator or relevant administrative authorities or providing documents and materials for cooperating in the inspection or investigation.

It is our understanding that (i) the Article 177, the Article 26 and the Article 11 are applicable in the circumstances related to direct investigation or evidence collection conducted by overseas authorities within the territory of the PRC (in such case, the foregoing activities are required to be conducted through collaboration with or by obtaining prior consent of competent PRC authorities) and (ii) as of the date of this prospectus, we are not aware of any implementing rules or regulations which have been published regarding application of the Article 177, the Article 26 and the Article 11.

Our principal business operation is conducted in the PRC. In the event that the U.S. regulators carry out investigation on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out the investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC. However, there is no assurance that the U.S. regulators could succeed in establishing such cross-border cooperation in a specific case or could establish the cooperation in a timely manner.

Furthermore, as the Article 177, the Article 26 and the Article 11 are relatively new and there is no implementing rules or regulations which have been published regarding application of the Article 177, the Article 26 and the Article 11, it remains unclear how the law will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As such, there are uncertainties as to the procedures and time requirement for the U.S. regulators to bring about investigations and evidence collection within the territory of the PRC. If U.S. regulators are unable to conduct such investigations, such U.S. regulators may determine to suspend and ultimately delist our ordinary shares from the Nasdaq Capital Market or choose to suspend or de-register our SEC registration.

If any of our subsidiaries fails to maintain the requisite registered capital, licenses and approvals required under PRC law, our business, financial condition and results of operations may be materially and adversely affected.

Numerous regulatory authorities of the central PRC government, provincial and local authorities are empowered to issue and implement regulations governing various aspects of the financial industry. Each of our subsidiaries may be required to obtain and maintain certain assets relevant to its business as well as applicable licenses or approvals from different regulatory authorities in order to provide its current services. These registered capitals, licenses and approvals will be essential to the operation of the Company’s business. If any of our subsidiaries fails to obtain or maintain any of the required registered capital, licenses or approvals for its business, it may be subject to various penalties, such as confiscation of illegal net revenue, fines and the discontinuation or restriction of its operations. Any such disruption in its business operations could materially and adversely affect our business, financial condition and results of operations.

The failure to comply with PRC regulations relating to mergers and acquisitions of domestic enterprises by offshore special purpose vehicles may subject the Company to severe fines or penalties and create other regulatory uncertainties regarding the Company’s corporate structure.

On August 8, 2006, the MOFCOM, joined by the China Securities Regulatory Commission (“CSRC”), the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation (“SAT”), the State Administration for Industry and Commerce (the “SAIC”), and the State Administration of Foreign Exchange (“SAFE”), jointly promulgated regulations entitled the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which took effect as of September 8, 2006, and as amended on June 22, 2009. This regulation, among other things, has certain provisions that require offshore companies formed for the purpose of acquiring PRC domestic companies and controlled directly or indirectly by PRC individuals and companies which are the related parties with the PRC domestic companies, to obtain the approval of MOFCOM prior to engaging in such acquisitions and to obtain the approval of the CSRC prior to publicly listing special purpose vehicles’ securities on an overseas stock market. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

If prior CSRC approval for overseas financings is required and not obtained, the Company may face severe regulatory actions or other sanctions from MOFCOM, the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines or other penalties on the Company’s operations in the PRC, limit the Company’s operating privileges in the PRC, delay or restrict the repatriation of the proceeds from overseas financings into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel overseas financings, to restructure the Company’s corporate structure, or to seek regulatory approvals that may be difficult or costly to obtain.

The M&A Rules, along with certain foreign exchange regulations discussed below, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our acquisition strategy.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules and relevant regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. The M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have an impact on the national economic security; or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. The approval from MOFCOM shall be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies.

The Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress, or NPC, which became effective in August 2008 and was amended on June 24, 2022, requires that when a concentration of undertakings occurs and reaches statutory thresholds, the undertakings concerned shall, or, although the threshold is not reached, when evidence proves the concentration has or may have effect of eliminating or restricting competition, may be required to, file a prior notification with the anti-monopoly enforcement agency of the State Council. Without the clearance from such agency, no concentration of undertakings shall be implemented and effected. Mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the anti-monopoly enforcement agency of the State Council, when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the Prior Notification Rules, issued by the State Council in August 2008 and amended in September 2018 is triggered. If such prior notification is not obtained, the anti-monopoly enforcement agency may order the concentration to cease its operations, dispose of shares or assets, transfer the business of the concentration within a time limit, take any other necessary measures to restore the situation as it was before the concentration, and may impose administrative fines. We also have not implemented monopolistic behaviors including monopoly agreements, abuse of a dominant position and concentration of undertakings that may have the effect to eliminate or restrict competition in the field of platform economy. However, since we anticipate that long term success in China’s market will require consolidation of the many small participants in that market, and our goal is to be one of the survivors of that consolidation, when it happens. Aggressive enforcement of new anti-monopoly regulations could interfere with our ability to achieve that goal. As of the date of this prospectus, we have not been involved in any investigations on anti-monopoly initiated by the related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect.

In addition, the Implementing Rules Concerning Security Review on the Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the MOFCOM in August 2011, specify that mergers and acquisitions by foreign investors involved in “an industry related to national security” are subject to strict review by the MOFCOM, and prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the abovementioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions.

We cannot preclude the possibility that the MOFCOM or other government agencies may publish explanations contrary to our understanding or broaden the scope of such security reviews in the future, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions against us or our management, in China, based upon United States laws, including the U.S. federal securities laws, or other foreign laws.

We are a company organized under the laws of the Cayman Islands. Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. None of our subsidiaries is organized under the laws of the United States. All of our directors and officers reside in China, and substantially all of the assets of those persons are located outside of the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce judgments against us which are obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Furthermore, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States providing for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors or officers if they decide that the judgment violates the basic principles of PRC laws, national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Lastly, in the event shareholders originate an action against a company without domicile in China for disputes related to contracts or other property interests, the PRC courts may accept a cause of action if (a) the disputed contract is concluded or performed in the PRC or the disputed subject matter is located in the PRC, (b) the company (as defendant) has properties that can be seized within the PRC, (c) the company has a representative organization within the PRC, or (d) the parties chose to submit to the jurisdiction of the PRC courts in the contract on the condition that such submission does not violate the requirements of jurisdiction under the PRC Civil Procedures Law. The action may be initiated by the shareholder by filing a complaint with the PRC courts. The PRC courts would determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in such an action unless such foreign country restricts the rights of PRC citizens and companies.

We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the State Administration of Taxation issued an Announcement on Several Issues Concerning Enterprise Income Tax on Income Arising from Indirect Transfers of Property by Non-PRC Resident Enterprises, or Announcement 7, with the same effective date. Under Announcement 7, an “indirect transfer” refers to a transaction where a non-resident enterprise transfers its equity interest and other similar interest in an offshore holding company, which directly or indirectly holds Chinese taxable assets (the assets of an “establishment or place” situated in China; real property situated in China and equity interest in Chinese resident enterprises) and any indirect transfer without reasonable commercial purposes are subject to the PRC taxation. In addition, Announcement 7 specifies the conditions under which an indirect transfer is deemed to lack a reasonable commercial purpose which include: (1) 75% or more of the value of the offshore holding company’s equity is derived from Chinese taxable assets, (2) anytime in the year prior to the occurrence of the indirect transfer of Chinese taxable assets, 90% or more of the total assets (excluding cash) of the offshore holding company are direct or indirect investment in China, or 90% or more of the revenue of the offshore holding company was sourced from China; (3) the functions performed and risks assumed by the offshore holding company(ies), although incorporated in an offshore jurisdiction to conform to the corporate law requirements there, are insufficient to substantiate their corporate existence and (4) the foreign income tax payable in respect of the indirect transfer is lower than the Chinese tax which would otherwise be payable in respect of the direct transfer if such transfer were treated as a direct transfer. As a result, gains derived from such indirect transfer will be subject to PRC enterprise income tax, currently at a rate of 10%.

Announcement 7 grants a safe harbor under certain qualifying circumstances, including transfers in the public securities market and certain intragroup restricting transactions, however, there is uncertainty as to the implementation of Announcement 7. For example, Announcement 7 requires the buyer to withhold the applicable taxes without specifying how to obtain the information necessary to calculate taxes and when the applicable tax shall be submitted. Announcement 7 may be determined by the tax authorities to be applicable to our offshore restructuring transactions or sale of the shares of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved. Though Announcement 7 does not impose a mandatory obligation of filing the report of taxable events, the transferring party shall be subject to PRC withholding tax if the certain tax filing conditions are met. Non-filing may result in an administrative penalty varying from 50% to 300% of unpaid taxes. As a result, we and our non-resident enterprises in such transactions may become at risk of being subject to taxation under Announcement 7, and may be required to expend valuable resources to comply with Announcement 7 or to establish that we and our non-resident enterprises should not be taxed under Announcement 7, for any restructuring or disposal of shares of our offshore subsidiaries, which may have a material adverse effect on our financial condition and results of operations.

PRC laws and regulations have established more complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for the Company to pursue growth through acquisitions in China.

Further to the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rules, the Anti-monopoly Law of the PRC, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by MOFCOM or the MOFCOM Security Review Rules, was issued in August 2011, which established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change of control transaction in which a foreign investor takes control of a PRC enterprise, or that the approval from MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions to be subject to merger control review and or security review.

The MOFCOM Security Review Rules, effective from September 1, 2011, which implement the Notice of the General Office of the State Council on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated on February 3, 2011, further provide that, when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the security review by MOFCOM, the principle of substance over form should be applied and foreign investors are prohibited from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through agreements control or offshore transactions.

Further, if the business of any target company that the Company seeks to acquire falls into the scope of security review, the Company may not be able to successfully acquire such company either by equity or asset acquisition, capital contribution or through any VIE Agreement. The Company may grow its business in part by acquiring other companies operating in its industry. Complying with the requirements of the relevant regulations to complete such transactions could be time consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit its ability to complete such transactions, which could affect its ability to maintain or expand its market share.

In addition, SAFE promulgated the Circular on the Settlement of Foreign Currency Capital of Foreign-invested Enterprises, or Circular 19, on March 30, 2015 which became effective on June 1, 2015. Under Circular 19 (partly modified by Huifa No.39 2019), registered capital of a foreign-invested company settled in RMB converted from foreign currencies may only be used within the business scope approved by the applicable governmental authority and the equity investments in the PRC made by the foreign-invested company shall be subject to the relevant laws and regulations about the foreign-invested company’s reinvestment in the PRC. In addition, foreign-invested companies cannot use such capital to make the investments on securities, and cannot use such capital to issue the entrusted RMB loans (except approved in its business scope), repay the RMB loans between the enterprises and the ones which have been transferred to the third party. Circular 19 may significantly limit our ability to effectively use the proceeds from future financing activities as the Chinese subsidiaries may not convert the funds received from us in foreign currencies into RMB, which may adversely affect their liquidity and our ability to fund and expand our business in the PRC.

Governmental control of currency conversion may affect the value of your investment.

Currently, the RMB cannot be freely converted into any foreign currency. The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, for most capital account items, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the ordinary shares.

Restrictions on currency exchange or outbound capital flows may limit our ability to utilize our PRC revenue effectively.

Substantially all of our revenue is denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but requires approval from or registration with appropriate government authorities or designated banks under the “capital account,” which includes foreign direct investment and loans, such as loans we may secure from our onshore subsidiaries. Currently, our PRC subsidiaries, a foreign invested enterprise, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of the SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions.

Since 2016, PRC governmental authorities have imposed more stringent restrictions on outbound capital flows, including heightened scrutiny over “irrational” overseas investments for certain industries, as well as over four kinds of “abnormal” offshore investments, which are:

●	investments through enterprises established for only a few months without substantive operation;

●	investments with amounts far exceeding the registered capital of onshore parent and not supported by its business performance shown on financial statements;

●	investments in targets that are not related to onshore parent’s main business; and

●	investments with abnormal sources of Renminbi funding suspected to be involved in illegal transfer of assets or illegal operation of underground banking.

On January 26, 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, which tightened the authenticity and compliance verification of cross-border transactions and cross-border capital flow. In addition, the Outbound Investment Sensitive Industry Catalogue (2018) lists certain sensitive industries that are subject to NDRC pre-approval requirements prior to remitting investment funds offshore, which subjects us to increased approval requirements and restrictions with respect to our overseas investment activity. Since a significant amount of our PRC revenue is denominated in Renminbi, any existing and future restrictions on currency exchange or outbound capital flows may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC, make investments, service any debt we may incur outside of China or pay dividends in foreign currencies to our shareholders, including holders of our Common Shares.

PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of our initial public offering or follow-on offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are a company incorporated in the Cayman Islands structured as a holding company conducting its operations in China through its PRC subsidiaries and VIEs. As permitted under PRC laws and regulations, in utilizing the proceeds of its initial public offering or follow-on offering, Mingzhu may make loans to its PRC subsidiaries subject to the registrations with governmental authorities and limitation of amount, or Mingzhu may make additional capital contributions to its PRC subsidiaries. Furthermore, loans by Mingzhu to its PRC subsidiaries to finance their activities cannot exceed the difference between their respective total project investment amount and registered capital or 2.5 times of their net worth and must be registered with the local counterpart of SAFE or its authorized banks. If we decide to finance our wholly owned PRC subsidiaries by means of capital contributions, capital contributions to its PRC subsidiaries are subject to the requirement of making necessary registration with the State Administration for Market Regulation or its local branch, reporting of foreign investment information with the PRC Ministry of Commerce in the Foreign Investment Comprehensive Management Information System and registration with other governmental authorities in China (including local counterpart of SAFE or its authorized banks).

The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the SAFE will permit such capital to be used for equity investments in the PRC in actual practice. The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from our IPO or follow-on offering, to our PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from our initial public offering or follow-on offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

The PRC government could prevent the cash maintained from leaving the PRC, restrict deployment of the cash into the business of its subsidiaries and restrict the ability to pay dividends to U.S. investors, which could materially adversely affect our operations.

The PRC government controls the conversion of Renminbi into foreign currencies and the remittance of currencies out of the PRC. We receive substantially all of our revenues in Renminbi, and most of our cash is in Renminbi. Under our corporate structure, Mingzhu, a Cayman holding company, primarily relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements it may have. Under the existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade- and-service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. As such, under the existing exchange restrictions, cash generated from the operations of our PRC subsidiaries is able to be paid as dividends in foreign currencies to Mingzhu without prior approval from the SAFE by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion in the future restrict access to foreign currencies for current account transactions. There is no assurance that the PRC government will not intervene or impose restrictions on the ability of us, our subsidiaries to transfer cash. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies from the PRC subsidiaries to the offshore subsidiaries, across borders, and to our shareholders, including the U.S. investors. These foreign exchange restrictions and limitations could prevent the cash maintained from leaving the PRC, and restrict our ability to pay dividends to Mingzhu and the U.S. investors.

There are limitations on our PRC subsidiaries’ ability to distribute earnings to their respective shareholders. On the one hand, under the current PRC laws and regulations, our PRC subsidiaries may pay dividends only out of their accumulated profits. In addition, our PRC subsidiaries are required to set aside at least 10% of their accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such fund reaches 50% of their registered capital. These reserve funds cannot be distributed as cash dividends. Moreover, if the PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

In addition, any transfer of funds by Mingzhu to our PRC subsidiaries, either as a shareholder loan or as an increase in the registered capital, is subject to a series of procedural requirements imposed by SAFE or its local counterparts. This may hinder or delay our deployment of cash into our subsidiaries’ business, which could result in a material and adverse effect on our operations.

The Holding Foreign Companies Accountable Act, recent regulatory actions taken by the SEC and PCAOB, and proposed rule changes submitted by U.S. stock exchanges calling for additional and more stringent criteria to be applied to China-based public companies could add uncertainties to our capital raising activities and compliance costs.

In April 2020, the SEC then-Chairman, Jay Clayton, and PCAOB Chairman, William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets. In May 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCAA” or the “Act”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. In August 2020, the President’s Working Group on Financial Markets issued a Report on Protecting United States Investors from Significant Risks from Chinese Companies. The Report made five recommendations designed to address risks to investors in U.S. financial markets posed by the Chinese government’s failure to allow audit firms that are registered with the PCAOB to comply with U.S. securities laws and investor protection requirements. Among the recommendations was advice to enhance the listing standards of U.S. exchanges to require, as a condition of initial and continued exchange listing, PCAOB access to main auditor work papers either directly or through co-audits.

On December 2, 2020, the U.S. House of Representatives passed the HFCAA and on December 18, the HFCAA was signed into law. Among other things, the HFCAA amends the Sarbanes-Oxley Act of 2002 to require the SEC to prohibit the securities of foreign companies from being traded on U.S. securities markets, if the company retains a foreign accounting firm that cannot be inspected or investigated completely by the PCAOB for three consecutive years, beginning in 2021. The Act also requires foreign companies to make certain disclosures about their ownership by governmental entities.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or the AHFCAA, which was enacted on December 29, 2022 under the Consolidated Appropriations Act, 2023, and amended the HFCAA to decrease the number of non-inspection years under the HFCAA from three years to two, thus reducing the time period before an issuer’s securities may be prohibited from trading on any U.S. securities exchange or any U.S. over-the-counter market or delisted. Although we believe that the HFCA Act and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of the Holding Foreign Companies Accountable Act or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China.

The lack of access to the audit work paper or other inspections prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of those accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections.

After SEC issued new disclosure requirements to Chinese companies seeking to list on Nasdaq, SEC approved the Public Company Accounting Oversight Board’s (PCAOB) Rule 6100 establishing framework for determinations under the HFCAA. On December 20, 2021, the SEC’s Division of Corporation Finance (the “Division”) posted an illustrative letter containing sample comments that the Division may issue to China-based companies describing 15 areas where the agency encourages existing and future China-based listings to increase disclosures. On December 20, 2021, the PCAOB issued a report on its determinations that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong because of positions taken by PRC authorities in those jurisdictions. On December 15, 2022, the PCAOB announced that PCAOB has secured complete access to inspect and investigate public accounting firms headquartered in mainland China and Hong Kong, and vacated previous determinations to the contrary.

Our independent registered public accounting firm, Li CPA LLC, that issued the audit report for our financial statements for 2024, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. However, the recent U.S. legislative and evolving regulatory environments as related to PRC companies listing or seeking to list stock on U.S. exchanges would add uncertainties to the trading and price volatility of our common shares. The rules and guidelines applicable in the future are unclear and may affect the progress of our business. We cannot be certain whether SEC or other U.S. regulatory authorities would apply additional and more stringent criteria to Chinese issuers including us as related to the audit of our financial statements. These additional requirements and more stringent criteria to be applied could add potential risks to our business and share price. Investigations under more strict scrutiny brought significant impact to the Company that may materially and adversely affect your stock holdings value, reduces the value of your investment.

Various proceedings and legislative and regulatory developments due to political tensions between the U.S. and China may have an adverse impact on our listing and trading in the U.S., including adverse impact on the market prices of the ordinary shares.

Political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the central government of the PRC and the executive orders issued by the former U.S. President Donald J. Trump in August 2020 that prohibit certain transactions with certain Chinese companies and their applications. Rising political tensions could reduce levels of trade, investment, technological exchange and other economic activities between the two major economies, which would have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on our business, prospects, financial condition and results of operations.

Cyber-attacks, computer viruses, physical or electronic break-ins or other unauthorized access to our or our business partners’ computer systems could result in misuse of confidential information and misappropriation of funds of our borrowers and investors, subject us to liabilities, cause reputational harm and adversely impact our results of operations and financial condition.

In our business, we collect, store and process certain sensitive data from customers and other business partners. The data that we have processed and stored may make us the target of, and potentially vulnerable to, cyber-attacks, computer viruses, physical or electronic break-ins or other unauthorized access. While we have not experienced any material business or reputational harm as a result of such breach in the past, there can be no assurance that our security measures to protect such confidential information will not be breached in the future. Because techniques used to sabotage or obtain unauthorized access into systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to our or our server hosting service providers’ systems could cause confidential borrower and investor information to be stolen and used for criminal purposes. As personally identifiable and other confidential information is subject to legislation and regulations in numerous domestic and international jurisdictions, inability to protect confidential information of our borrowers and investors could result in additional cost and liability for us, damage our reputation, inhibit the use of our platform and harm our business.

The Administrative Measures for the Security of the International Network of Computer Information Network, issued in December 1997 and amended in January 2011, requires us to report any data or security breaches to the local offices of the PRC Ministry of Public Security within 24 hours of any such breach. The Cyber Security Law of the PRC, issued in November 2016 and effective as of June 1, 2017, requires us to take immediate remedial measures when we discover that our products or services are subject to risks, such as security defects or bugs. Such remedial measures include, informing our customers of the specific risks and reporting such risks to the relevant competent departments. Cybersecurity and data privacy and security issues are subject to increasing legislative and regulatory focus in China. The Data Security Law of the People’s Republic of China, which took effect on September 1, 2021, requires that data collection must be conducted in a legitimate and proper manner, and in order to safeguard data, data processing activities must be conducted to comply with respective graded protection systems for cybersecurity. On August 20, 2021, the NPC promulgated the Personal Information Protection Law (the “PIPL”), which has come into effect on November 1, 2021. The PIPL further emphasizes processors’ obligations and responsibilities for personal information protection and sets out the basic rules for processing personal information and the rules for cross-border transfer of personal information. On January 4, 2022, the Cyber Administration of China, together with 12 other departments, promulgated the Cybersecurity Review Measures, or the New CAC Measures, which came into effect on February 15, 2022. According to the New CAC Measures, critical information infrastructure operators purchasing network products and services and online platform operators carrying out data processing activities that affect or may affect national security shall conduct a cybersecurity review. Network platform operators holding personal information of more than 1 million users seeking to be listed abroad must apply for a cybersecurity review as well. On July 30, 2021, the State Council of the PRC promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, which took effect on September 1, 2021. The regulations require, among others, that certain competent authorities shall identify critical information infrastructures. If any critical information infrastructure is identified, they shall promptly notify the relevant operators and the Ministry of Public Security.

The New CAC Measures do not apply to the Company or any of its subsidiaries or VIEs as of the date of this prospectus. The Company and any of its subsidiaries or VIEs are not critical information infrastructure operators purchasing network products and services or online platform operators carrying out data processing activities that affect or may affect national security. We hold less than 1 million users’ personal information. We believe we are not subject to the cybersecurity review under the New CAC Measures. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by the CAC, and we have not received any warning, sanction or penalty in such respect. We believe that we are compliant with the regulations or policies that have been issued by the CAC as of the date of this prospectus.

Continued expansion of business operations by the Company, however, could bring the Company within the scope of authority of the CAC rules, and future enacted or amended CAC rules may increase compliance standards on our business operation, and thus have a substantial impact on our business. There are substantial uncertainties as to whether and how the CAC’s further actions and any amended version of the Cybersecurity Review Measures would impact U.S. listed companies like us. It is likely that our data processing activities within China are regulated under any future enacted or amended CAC rules, which may subject us to cybersecurity review if the PRC governmental authorities deem such activities have affected or may affect national security. If we will be subject to increased scrutiny regarding data security and data protection, our business, operation, reputation and the price of our securities may be adversely affected. Any unauthorized access, disclosure, misuse or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services we provide to customers or damage our reputation, any of which could adversely affect our results of operations, reputation and competitive position. As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we could be subject to cybersecurity review, and if so, there is no assurance that we would be able to pass such review in a timely manner or at all. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may result in a material change in our operations, the value of the securities registered or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Any failure to comply with relevant regulations relating to social insurance and housing provident fund may subject us to penalty and materially and adversely affect our business, financial condition and results of operations.

In accordance with the PRC Social Insurance Law and the Regulations on the Administration of Housing Fund and other relevant laws and regulations, China has established a social insurance system and other employee benefits including basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance, maternity insurance, housing fund, and a handicapped employment security fund, or collectively the Employee Benefits. An employer shall pay the Employee Benefits for its employees in accordance with the rates provided under relevant regulations and shall withhold the social insurance and other Employee Benefits that should be assumed by the employees. For example, an employer that has not made social insurance contributions at a rate and based on an amount prescribed by the law, or at all, may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% per day, as the case may be. If the employer still fails to ratify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times of the amount overdue.

Under the Social Insurance Law and the Regulations on the Administration of Housing Fund, our PRC subsidiaries or VIEs shall register with local social insurance agencies and register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Our PRC subsidiaries and VIEs and their employees are required to pay the Employee Benefits.

Some of our PRC subsidiaries are in the process of completing the social insurance registration and the housing fund registration, and we have only made social insurance payments and housing provident fund contributions for some of our PRC employees, and did not make contributions in full for the social insurance fund and housing provident fund for our employees as required under the relevant PRC laws and regulations. Although we have not received any order or notice from the local authorities nor any claims or complaints from our current and former employees regarding our non-compliance in this regard, we cannot assure you that we will not be subject to any order to rectify non-compliance in the future, nor can we assure you that there are no, or will not be any, employee complaints regarding social insurance payment or housing provident fund contributions against us, or that we will not receive any claims in respect of social insurance payment or housing provident fund contributions under the PRC laws and regulation. In addition, we may incur additional costs to comply with such laws and regulations by the PRC Government or relevant local authorities. Any such development could materially and adversely affect our business, financial condition and results of operations.

Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation.

We have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and amended in December 2012 and its implementing rules that became effective in September 2008, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to affect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. We believe our current practice complies with the Labor Contract Law and its amendments. However, the relevant governmental authorities may take a different view and impose fines on us in such circumstance.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected

Some of the lease agreements of our leased properties have not been registered with the relevant PRC government authorities as required by PRC law, which may expose us to potential fines.

Under PRC law, all lease agreements are required to be registered with the local land and real estate administration bureau. Although failure to do so does not in itself invalidate the leases, the lessees may not be able to defend these leases against bona fide third parties and may also be exposed to potential fines if they fail to ratify such non-compliance within the prescribed time frame after receiving notice from the relevant PRC government authorities. The penalty ranges from RMB1,000 (approximately $141.50) to RMB10,000 (approximately $1,415.00) for each unregistered lease, at the discretion of the relevant authority. As of the date of this prospectus, the lease agreement for our leased building in China has not been registered with the relevant PRC government authorities. In the event that any fine is imposed on us for our failure to register our lease agreements, we may not be able to recover such losses from the lessors.

Our rights to use our leased properties could be challenged by property owners or other third parties, which may disrupt our operations and incur relocation costs.

As of the date of this prospectus, the lessors of our leased properties in China have not been able to provide us with valid property ownership certificates or authorizations from the property owners for the lessors to sublease the properties, and we have subleased certain of our leased properties to third parties. There is a risk that such lessors may not have the relevant property ownership certificates or the right to lease or sublease such properties to us, in which case the relevant lease agreements and the sublease agreements may be deemed invalid and we may be forced to vacate these properties. In addition, our usage of the leased properties may be inconsistent with the designated usage, in which case we may not be able to continue to use the leased properties. The above risks could interrupt our business operations and result in relocation costs. Moreover, if our lease agreements are challenged by third parties, it could result in diversion of management attention and cause us to incur costs associated with defending such actions, even if such challenges are ultimately determined in our favor.

Fluctuation in the currency exchange rate of RMB may have a material adverse effect on our business, operations and financial position.

Our revenue and expenses have been and are expected to continue to be primarily denominated in RMB and we are exposed to the risks associated with the fluctuation in the currency exchange rate of RMB. Should RMB appreciate against other currencies, any future financings, which are to be converted from US dollar or other currencies into RMB, would be reduced and might accordingly hinder our business development due to the lessened amount of funds raised. On the other hand, in the event of the devaluation of RMB, the dividend payments of our Company, which are to be paid in US dollars after the conversion of the distributable profit denominated in RMB, would be reduced. Hence, substantial fluctuation in the currency exchange rate of RMB may have a material adverse effect on our business, operations and financial position and the value of your investment in the Shares.

We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our subsidiaries and VIEs in the PRC.

We are a holding company incorporated under the laws of the Cayman Islands with limited liability. No dividends have been paid or declared by our Company. The majority of our business operations are conducted through our subsidiaries and VIEs in the PRC and hence, our revenue and profit are substantially contributed by our subsidiaries and VIEs in the PRC.

Our ability to pay dividends to our shareholders is primarily dependent upon the earnings of our subsidiaries and VIEs in the PRC and their distribution of funds to us, primarily in the form of dividends. The ability of our subsidiaries in the PRC to make distributions to us depends upon, among others, their distributable earnings. Under the PRC laws, payment of dividends is only permitted out of accumulated profits according to PRC accounting standards and regulations, and our subsidiaries and VIEs in the PRC are also required to set aside part of its after-tax profits to fund certain reserve funds that are not distributable as cash dividends. Other factors such as cash flow conditions, restrictions on distributions contained in our PRC subsidiaries’ and VIEs’ articles of associations, restrictions contained in any debt instruments, withholding tax and other arrangements will also affect the ability of our subsidiaries and VIEs in the PRC to make distributions to us. These restrictions could reduce the amount of distributions that we receive from our subsidiaries and VIEs in the PRC, which in turn would restrict our ability to pay dividends on the Shares. The amounts of distributions that any of our subsidiaries or VIEs declared and made in the past are not indicative of the dividends that we may pay in the future. There is no assurance that we will be able to declare or distribute any dividend in the future.

There are significant uncertainties under the PRC Enterprise Income Tax Law relating to the withholding tax liabilities of our PRC subsidiaries and VIEs, and dividends payable by our PRC subsidiaries to our offshore subsidiaries and may not qualified to enjoy certain treaty benefits.

Under the PRC Enterprise Income Tax Law and its implementation rules, the profits of a foreign-invested enterprise (“FIE”) generated through operations, which are distributed to its immediate holding company outside China, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and China, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Our current PRC subsidiaries are wholly-owned by our Hong Kong subsidiaries, MingZhu HK, Yinhua (HK) Limited and Feipeng Enterprises (HK) Limited. Accordingly, they may qualify for a 5% tax rate in respect of distributions from its PRC subsidiaries. Under the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties promulgated in 2009, the tax payer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include: (i) the taxpayer must be the beneficial owner of the relevant dividends, and (ii) the corporate shareholder to receive dividends from the PRC subsidiaries must have met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, in February 2018, the SAT issued the Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties, which sets forth certain detailed factors in determining “beneficial owner” status.

Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to the Administrative Measures on Entitlement of Non-resident Taxpayers to Tax Treaty Benefits, which provides that entitlement to treaty benefits for non-resident taxpayers shall be handled by means of “self-judgment of eligibility, declaration of entitlement, and retention of relevant materials for future reference.” Where non-resident taxpayers judge by themselves that they meet the conditions for entitlement to treaty benefits, they may obtain such entitlement themselves at the time of making tax declarations, or at the time of making withholding declarations via withholding agents. At the same time, they shall collect, gather and retain relevant materials for future reference in accordance with the provisions of these Measures, and shall accept the follow-up administration of tax authorities. As a result, we cannot assure you that we will be entitled to any preferential withholding tax rate under treaties for dividends received from our PRC subsidiaries.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ and VIEs’ ability to change their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC laws.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose) to register with SAFE or its local branches in connection with their direct or indirect investment activities. SAFE Circular 37 further requires an amendment to the SAFE registrations in the event of any changes with respect to the basic information of the offshore special purpose vehicle, such as change of a PRC individual shareholder, name and operation term, or any significant changes with respect to the offshore special purpose vehicle, such as increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

If our shareholders who are PRC residents fail to make the required registration or to update the previously filed registration, our PRC subsidiaries and VIEs may be prohibited from distributing or transferring their profits or the proceeds from any capital reduction, share transfer or liquidation to us, and we may also be prohibited from making additional capital contribution into our PRC subsidiaries or transfer funds to VIEs. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, effective from June 2015 and partially repealed on December 30, 2019. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

Mr. Jinlong Yang, our controlling shareholder, has completed the initial registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. However, we may not be informed of the identifies of all the PRC residents holding direct or indirect interest in our company, and we cannot provide any assurance that these PRC residents will comply with our request to make or obtain any applicable registrations or continuously comply with all requirements under SAFE Circular 37 or other related rules. The failure or inability of the relevant shareholders to comply with the registration procedures set forth in these regulations may subject us to fines and legal sanctions, such as restrictions on our cross-border investment activities, on the ability of our wholly foreign-owned subsidiaries in China to distribute dividends and the proceeds from any reduction in capital, share transfer or liquidation to us. Moreover, any failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC law for circumventing applicable foreign exchange restrictions. Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. As a result, our business operations and our ability to distribute profits to you could be materially and adversely affected.

Any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC subsidiaries or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiaries or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

The ability of our subsidiaries and the VIEs to operate in China may be impaired by changes in its laws and regulations, including those relating to value-added telecommunications service industry, taxation, foreign investment limitations, and other matters.

The central or local governments of China may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our PRC subsidiaries and the VIEs’ compliance with such regulations or interpretations. As such, our PRC subsidiaries and the VIEs may be subject to various government actions and regulatory interference in the provinces in which they operate. They could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. They may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to maintain our listing status on U.S. exchanges in the future, and even when such permission is obtained, whether it will be later denied or rescinded.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (together with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which came into effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, a company based in the mainland of China that seeks to offer and list securities in overseas markets should fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. In particular, where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer should designate a major domestic operating entity as the domestic responsible entity to file with the CSRC. Initial public offerings or listings in overseas markets should be filed with the CSRC within 3 working days after the relevant application is submitted overseas. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities should be filed with the CSRC within 3 working days after the offering is completed. The required filing materials with the CSRC include (without limitation) record-filing reports and related undertakings and PRC legal opinions issued by domestic law firms (with related undertakings), in which the VIE structure (if applicable) and reasons and risk factor thereof is required to be clarified in details. In addition, under the New Administrative Rules Regarding Overseas Listings, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (1) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (5) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Moreover, a domestic company that seeks to offer and list securities in overseas markets should abide by certain other regulatory requirements as set out in the New Administrative Rules Regarding Overseas Listings, including without limitation to, compliance with national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions. Based on the New Administrative Rules Regarding Overseas Listings, we will be subject to additional filing requirements in connection with this offering and our follow-up offerings completed after such effective date, and we cannot assure you that we will be able to get the clearance of filing procedures under the New Administrative Rules Regarding Overseas Listings on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements will result in rectification, warnings and fines on our subsidiaries or VIEs, and may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Accordingly, government actions in the future, including any decision to intervene or influence the operations of our PRC subsidiaries or the VIEs at any time, or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiaries or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless. We or the VIEs have not received any inquiry, notice, warning, or sanctions regarding our corporate structure, contractual arrangements, the VIEs’ operations and the offering that we may make under this prospectus from the CSRC, CAC or any other PRC government authorities.

The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of PRC domestic enterprises or assets and controlled by PRC enterprises or individuals, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. If the CSRC approval is required for any of our future offering of securities overseas or to maintain our offshore listing status on U.S. exchanges, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained, may subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance to act upon and the interpretation thereof remain unclear at this time. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (together with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which came into effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, a company based in the mainland of China that seeks to offer and list securities in overseas markets should fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. In particular, where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer should designate a major domestic operating entity as the domestic responsible entity to file with the CSRC. Initial public offerings or listings in overseas markets should be filed with the CSRC within 3 working days after the relevant application is submitted overseas. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities should be filed with the CSRC within 3 working days after the offering is completed. The required filing materials with the CSRC include (without limitation) record-filing reports and related undertakings and PRC legal opinions issued by domestic law firms (with related undertakings), in which the VIE structure (if applicable) and reasons and risk factor thereof is required to be clarified in details. In addition, under the New Administrative Rules Regarding Overseas Listings, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (1) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (5) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Moreover, a domestic company that seeks to offer and list securities in overseas markets should abide by certain other regulatory requirements as set out in the New Administrative Rules Regarding Overseas Listings, including without limitation to, compliance with national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions. Based on the New Administrative Rules Regarding Overseas Listings, we will be subject to additional filing requirements in connection with this offering and our follow-up offerings completed after such effective date, and we cannot assure you that we will be able to get the clearance of filing procedures under the New Administrative Rules Regarding Overseas Listings on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements will result in rectification, warnings and fines on our subsidiaries or VIEs, and may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

On December 27, 2021, the NDRC and MOFCOM jointly issued the Negative List (2021 Version), which became effective on January 1, 2022. Pursuant to the Negative List (2021 Version), if a PRC company engaging in the prohibited business stipulated in the Negative List (2021 Version) seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. The foreign investors of the issuer shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2021 Negative List is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operation, financial condition and business prospect may be adversely and materially affected.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Measures for Cybersecurity Review and the annual data security review under the Administrative Measures for Internet Data Security (Draft for Comments), are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. For details, see “— Failure to comply with governmental regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business.” Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, may subject us to sanctions by the CSRC or other PRC regulatory authorities, which could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using funds out of PRC, to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to registration with relevant governmental authorities in China regardless of the amount of the transfer. According to the relevant PRC regulations on FIEs in China, capital contributions to our PRC subsidiaries are subject to registration with the State Administration for Market Regulation or its local branch, reporting of foreign investment information with the PRC Ministry of Commerce, and registration with other governmental authorities in China (including local counterpart of SAFE or its authorized banks). In addition, (i) any foreign loan procured by our PRC subsidiaries is required to be registered with SAFE or their respective local branches and (ii) our PRC subsidiaries may not procure loans which exceed the difference between their respective total project investment amount and registered capital or 2.5 times of their net worth. Furthermore, the foreign loan is required to be registered with the NDRC if certain conditions are met. We may not be able to complete such registrations on a timely basis with respect to future capital contributions or foreign loans by us to our PRC subsidiaries. If we fail to complete such registrations or other procedures, our ability to use funds out of PRC, and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated the Circular 19, which took effect as of June 1, 2015 and partially repealed on December 30, 2019. Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. As this circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi converted from the funds out of PRC, to invest in or acquire any other PRC companies through our PRC subsidiaries, which may adversely affect our business, financial condition and results of operations.

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT, issued a circular, known as SAT Circular 82, partially abolished on December 29, 2017, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe that, as a Cayman Islands exempted company, our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our ordinary shares. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of the ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of the ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our securities.

Epidemics, acts of war and other disasters may adversely affect our operations.

Our business is subject to general economic and social conditions in the PRC. Natural disasters, epidemics and other acts of God which are beyond human control may adversely affect the economy, infrastructure and livelihood of the people of the PRC. Many major cities in the PRC are under threat of flood, earthquake, typhoon, sandstorm or drought. Our business, results of operations and financial condition may be adversely affected if such natural disasters occur. We may be required to disinfect our affected operational premises, which could adversely affect our operations. Even if we are not directly affected by the epidemic, it could slow down or disrupt the level of economic activity generally, which could in turn adversely affect our operating results.

In addition, acts of war and terrorist attacks may cause damage or disruption to our operations, employees, markets or clients, any of which could adversely impact our turnover, cost of sales, overall results and financial condition or the market price of the Shares. Potential war or terrorist attacks may also cause uncertainty and cause the business to suffer in ways that we cannot currently predict.

Risks Related to Our Business and Our Industry

Our reliance on major customers and any loss of our major customers or changes in their demands for our services would likely have a material adverse effect on our business, results of operations, financial conditions and prospect.

We have historically relied on a limited number of major customers for a significant portion of our revenue and we anticipate that such reliance will remain unchanged in the near future. During the years ended December 31, 2024, 2023 and 2022, sales to our top five customers accounted for approximately 73.6%, 55.8%, and 31.4%, respectively.

Our service agreements with our customers are generally for an average term of one year. While certain service agreements contain options of renewal, there is no assurance that our major customers will continue their business relationship with us, or the revenue generated from dealings with them will be maintained or increased in the future. In particular, if there is any claim against us related to the quality of our services from our major customers, such claim would affect the relationship with our major customers or substantially reduce their demand of our trucking services.

If we are unable to renew service agreements with our customers, or there is a reduction or cessation of demands from these customers for whatever reasons and we are unable to enter into new service agreements of comparable size and on similar terms in substitution, our business, financial conditions and results of operation may be materially and adversely affected. In addition, any deterioration on our customers’ ability to use our services and/or pay for our services in a timely manner will also have a material adverse effect on our business, results of operations, financial conditions and prospect.

Although a number of our business strategies will help mitigate risks resulting from our reliance on major customers, there is no assurance that these strategies will be implemented successfully or, if implemented, fully mitigate the risks in connection with the loss of one or more major customers.

None of our service agreements with our customers are on an exclusive basis.

None of our service agreements with our customers are on an exclusive basis and our customers can engage other transportation services provider(s) for the provision of transportation and delivery services in addition to or in lieu of us.

Though we have had stable business relationships with our major customers, there is no assurance that our major customers will not engage one or more service providers for the provision of transportation services during the term of our service agreements with them. We cannot assure you that we can generate the same level of or increased revenue from our major customers as compared to the existing scenario. Any appointment of any additional transportation services providers by our major customers could therefore have a material adverse impact on our business, financial condition and operating results.

If we are unable to collect our receivables from our existing customers, our results of operations and cash flows could be adversely affected.

Our business depends on our ability to successfully obtain payment from our customers of the amounts they owe us for our services. As of December 31, 2024 we had accounts receivable recorded at $5,606,743, of which $2,901,234 was allowanced and $nil was past due but not impaired. As of December 31, 2023 we had accounts receivable recorded at $31,931,892, of which $365,047 was allowanced and $nil was past due but not impaired.

We establish an allowance for doubtful accounts based upon estimates, historical experience and other factors surrounding the credit risk of specific customers. However, actual losses on customer receivables balance could differ from those that we anticipate and as a result we might need to adjust our allowance. There is no guarantee that we will accurately assess the creditworthiness of our customers. Macroeconomic conditions, including related turmoil in the global financial system, could also result in financial difficulties for our customers, including limited access to the credit markets, insolvency or bankruptcy, and as a result could cause customers to delay payments to us, requesting modifications to their payment arrangements that could increase our receivables balance or default on the payment obligations to us. As a result, an extended delay or default in payment relating to a significant account will have a material and adverse effect on the aging schedule and turnover days of our accounts receivable. If we are unable to collect our receivables from our customers in accordance with the contracts with our customers, our results of operations and cash flows could be adversely affected.

The agreements governing the loan facilities MingZhu Shenzhen currently has contained restrictions and limitations that could significantly affect our ability to operate our business, raise capital, as well as significantly affect our liquidity, and therefore could adversely affect our results of operations.

Under its loan agreements with existing lenders, Shenzhen Yangang Mingzhu Freight Industry Co., Ltd., one of our operating subsidiaries in the PRC, Mingzhu Shenzhen has the obligation to notify its lenders prior to certain corporate actions. Such corporation actions include, among other events, mergers, equity offerings, transfers of material assets, involvement in a material lawsuit and certain material related party transactions. In addition, pursuant to its loan agreements, MingZhu cannot provide guarantees to any third party, prioritize repayment of other loans, pay dividends to its shareholders or consummate a reorganization or share ownership restructuring without prior written consent of certain lenders.

The foregoing provisions restrict, among other aspects, MingZhu Shenzhen’s ability to:

●	incur or permit to exist any additional indebtedness or liens;

●	guarantee or otherwise become liable with respect to the obligations of another party or entity;

●	acquire any assets or enter into merger or joint venture transactions; and

●	consummate certain related party transactions.

Our ability to comply with these provisions may be affected by events beyond our control. A failure to comply with any of such provisions will constitute an event of default under existing loan agreements of MingZhu Shenzhen, upon which the lenders will have the right to take a number of remedial actions that could adversely affect our liquidity and results of operations.

Defaults under our loan agreements could result in a substantial loss of our assets and adversely affect our financial condition and operating results.

A failure to repay any of the indebtedness under our loan agreements as they become due or to otherwise comply with the covenants contained therein could result in an event of default thereunder. In addition, the loan agreements between MingZhu Shenzhen and certain lenders contain a cross-default provision, pursuant to which a default under any other loan agreement will be deemed an event of default under such agreements. If not cured or waived, an event of default under our existing loan agreements could enable the lenders to declare all borrowings outstanding on such debt, together with accrued and unpaid interest and fees, to be due and payable and terminate all commitments to extend further credit. The lenders could also elect to foreclose on our assets securing such debt. In such an event, we may not be able to refinance or repay our indebtedness, pay dividends or have sufficient liquidity to meet operating and capital expenditure requirements. Any such acceleration could cause us to lose a substantial portion of our assets and will substantially adversely affect our financial condition and operating results.

Our cash flow position may deteriorate owing to the difference in timing between receipt of payments from our customers and payments to our suppliers and subcontractors if we are unable to such timing difference and its impact on our cash flow properly.

For our daily operations, we outsourced a portion of our transportation services to external transportation companies, and sourced tires and fuel oils from the third-party suppliers. Our cash flows depend on timely receipt of payments from our customers to meet our payment obligations to our suppliers and subcontractors. As of December 31, 2024, 2023 and 2022, our trade payables amounted to approximately $4,547,271, $18,431,506 and $10,134,535 respectively, whereas the respective trade payables accounted for approximately 10.1%, 27.7% and 16.4%of our total current liabilities, respectively.

Our accounts receivable turnover days were approximately 154.7, 90.6 and 145.8, respectively, during 2024, 2023 and 2022. As a result of the above, our daily operation has to rely on our internal resources, bank borrowings and loans from shareholders to maintain our cash flow and satisfy the needs of our daily operations.

If we fail to manage the timing difference between receipt of customer payments and supplier payments, or if the timing difference is further aggravated, we may have to resort to reserve further funds from our internal resources and/or obtain banking facilities and/or shareholder loans to meet our payment obligations, which may not be readily available, or if available on reasonable economic terms and our financial condition may be materially and adversely affected as a result.

We rely on subcontractors to handle a proportion of our trucking services. Any delay or failure in their services would adversely affect our operations and financial results.

We subcontract a portion of our trucking services, specifically delivery orders from customers with irregular delivery schedules, to external transportation companies. Any significant increase in the service fees charged by our subcontractors may have an adverse impact on our financial results.

There is no assurance that we will be able to monitor the performance of our subcontractors as directly and efficiently as with our own staff. If their performance is below our requisite standards or those of our customers, these sub-standard services may adversely damage our business reputation, cause our customers to deduct our service fees, negatively affect the relationship with our customers and potentially expose us to litigations and claims from our customers. Further, we may incur additional costs for sourcing alternative services providers at a price higher than we originally anticipated. This could adversely affect the profitability of our business.

Notwithstanding the stable business relationship with our subcontractors, there is no assurance that we would be able to maintain such a relationship with them in the future. There is also no assurance that we would be able to find alternative subcontractors with the requisite expertise, experience and capability that can meet our business needs and tight delivery schedules with competitive prices and acceptable terms of service in a timely manner. In addition, we are not sure that our all customers will allow us to subcontract our business in the future. In such event, our ability to complete our trucking services on time with effective cost could be impaired, thereby damaging our business reputation and adversely affecting our operations and financial result.

Difficulty in obtaining material, equipment, goods and services from our vendors and suppliers could adversely affect our business.

We are dependent upon our suppliers for certain products and materials, including our tractors and trailers. We manage our over-the-road fleet to a five-year trade cycle with the current average age-of-fleet of our vehicles at approximately three years. Accordingly, we rely on suppliers of our trucks and truck components to maintain the age of our fleet. We believe that we have positive relationships with our suppliers and are generally able to obtain favorable pricing and other terms from such parties. If we fail to maintain these relationships with our suppliers, or if our suppliers are unable to provide the products and materials we need or undergo financial hardship, we could experience difficulty in obtaining needed goods and services because of production interruptions, limited material availability or other reasons. Subsequently, our business and operations could be adversely affected.

The trucking service market in the PRC is highly competitive and fragmented, which subjects us to competitive pressures pertaining to pricing, capacity and service.

Our operating segments compete with many trucking service carriers, certain railroads, logistics, brokerage, freight forwarding and other transportation companies. The trucking service market in the PRC is highly competitive and fragmented. Some of our competitors may have greater access to equipment, a larger fleet, a wider range of services, preferential dedicated customer contracts, greater capital resources or other competitive advantages. Numerous competitive factors could impair our ability to maintain or improve our profitability. These factors include the following:

●	Many of our competitors periodically reduce their freight rates to gain business, especially during times of reduced growth in the economy. This may make it difficult for us to maintain or increase freight rates, or may require us to reduce our freight rates. Additionally, it may limit our ability to maintain or expand our business.

●	Since some of our customers also operate their own private trucking fleets, they may decide to transport more of their own freight.

●	Many customers periodically solicit bids from multiple carriers for their shipping needs, despite the existence of dedicated contracts, which may depress freight rates or result in a loss of business to our competitors.

●	The continuing trend toward consolidation in the transportation industry may result in more large carriers with greater financial resources and other competitive advantages, with which we may have difficulty competing.

●	Higher fuel prices and higher fuel surcharges to our customers may cause some of our customers to consider freight transportation alternatives, including rail transportation.

●	Advancements in technology may necessitate that we increase investments in order to remain competitive, and our customers may not be willing to accept higher freight rates to cover the cost of these investments.

●	Competition from freight logistics and brokerage companies may negatively impact our customer relationships and freight rates.

●	Smaller carriers may build economies of scale with procurement aggregation providers, which may improve such carriers’ abilities to compete with us.

The trucking service market is affected by economic and business risks that are largely beyond our control.

The trucking service market is highly cyclical, and our business is dependent on a number of factors that may have a negative impact on our operating results, many of which are beyond our control. We believe that some of the most significant factors beyond our control that may negatively impact our operating results are economic changes that affect supply and demand in transportation industry, such as:

●	changes in customers’ inventory levels, including shrinking product/package sizes, and in the availability of funding for their working capital;

●	commercial driver shortages;

●	industry compliance with an ongoing regulatory environment;

●	excess truck capacity in comparison with shipping demand; and

●	downturns in customers’ business cycles, which may be caused by declines in consumer spending.

The risks associated with these factors are heightened when the Chinese economy is weakened. Some of the principal risks during such times are as follows:

●	low overall freight levels, which may impair our asset utilization;

●	customers with credit issues and cash flow problems;

●	changing freight patterns resulting from redesigned supply chains, resulting in an imbalance between our capacity and customer demand; and

●	customers bidding out freight or selecting competitors that offer lower rates, in an attempt to lower their costs, forcing us to lower our rates or lose freight.

Economic conditions that decrease shipping demand or increase the supply of capacity in the trucking service market can exert downward pressure on rates and equipment utilization, thereby decreasing asset productivity. Declining freight levels and rates, a prolonged recession or general economic instability could result in declines in our results of operations, which declines may be material.

We also are subject to cost increases outside our control that could materially reduce our profitability if we are unable to increase our rates sufficiently. Such cost increases include, but are not limited to, fuel and energy prices, driver wages, taxes and interest rates, tolls, license and registration fees, insurance premiums, regulations, revenue equipment and related maintenance costs and healthcare and other benefits for our associates. We cannot predict whether, or in what form, any such cost increase or event could occur. Any such cost increase or event could adversely affect our profitability.

In addition, events outside our control, such as strikes or other work stoppages at our facilities or at customer, port, border or other shipping locations, weather, actual or threatened armed conflicts or terrorist attacks, efforts to combat terrorism, military action against a foreign country or group located in a foreign country or heightened security requirements could lead to reduced economic demand, reduced availability of credit or temporary closing of shipping locations. Such events or enhanced security measures in connection with such events could impair our operations and result in higher operating costs.

We are, to a certain extent, dependent on the consumer and retail market in the PRC.

We mainly provide trucking services to our customers in the transportation industry, some of whom ultimately provide transportation services to end customers in the consumer and retail market in the PRC. As such, our business performance will, to a certain extent, be affected by our customers’ business performance and the consumer and retail market in the PRC. Although these customers of ours who are consumer goods delivery services providers may not have contributed substantially to our total revenue in the past two years, if these customers’ sales in the PRC decline, such decline may likely lead to a corresponding decrease in demand for our services. Furthermore, as we expand our business, we may solicit new customers who are consumer goods delivery services providers or strengthen our relationships with this type of existing customers, which may lead to stronger reliance on these customers. Any adverse developments in our customers’ business performance could therefore materially and adversely affect our business, financial condition and results of operations.

We may not be able to implement all or any of our business plans successfully.

As part of our business strategies, we plan to expand our own fleet of delivery vehicles and labor force, expand our sales and marketing network and establish an information technology system which can facilitate our preparation of delivery routes and schedules and enable tracking and monitoring of the status of delivery by our self-owned trucking vehicles and subcontractors. Such future plan is developed based on a number of assumptions, forecasts and commitment of our management. We may not succeed in executing our business strategies due to a number of reasons, including the following:

●	we may fail to acquire delivery vehicles at our expected prices or recruit a sufficient number of skilled drivers and employees to align with our expansion;

●	we may not have sufficient financial resources available;

●	we may fail to adapt ourselves to the information technology system;

●	we may fail to expand our sales and marketing network;

●	we may fail to meet our customers’ demands for our trucking services; and

●	we may fail to reach the targets we expect from our expansion and business strategies.

If we fail to successfully implement our business strategies, we may not be able to maintain our growth rate and our business, financial condition and results of operations may be materially and adversely affected

Expanding our self-owned vehicle fleet may result in a significant increase in our depreciation expenses.

We intend to expand the scale of our own vehicle fleet in order to accommodate potential new business opportunities. Such expansion of our self-owned vehicle fleet may result in a significant increase in our depreciation expenses, which may in turn materially and adversely affect our business, financial condition and results of operations.

Our operation is exposed to disruptions due to bad weather, possible occurrences of natural disasters, epidemics and other diseases and uncertainties, traffic congestions and public civil movements.

As we provide trucking services, any significant disruption in traffic due to severe traffic congestions, weather conditions or disturbances such as public civil movements, flash floods, or breakdown in major road infrastructure may lead to a reduction in and/or delay of our services. Such service interruptions may adversely affect our service quality in meeting our customers’ key performance indicators (“KPIs”) requirements and negatively affect our relationship with our customers. Further, we may have to engage additional delivery vehicles from other transportation companies to maintain our service operations. The occurrence of any of the foregoing events may adversely affect our business, financial condition and results of operations.

We may experience labor shortage or unrest.

While we have not experienced any significant labor shortage, we may face such problem in the future. We may be required to increase the wages for our workers as a result of changes in the labor market conditions or industry practices.

We expect that the wage levels of our employees will continue to be determined in accordance with the prevailing market rates in the relevant regions in the PRC as well as the performance of the relevant employees in the foreseeable future. There is no assurance that we will not face labor unrest or we do not have to adjust the wages upward for our employees demanding higher wages from us. Labor unrest will disrupt our services and the higher wages will result in increased services costs for us. Should we fail to increase our service prices to offset the additional labor costs in a timely manner or fail to manage labor shortage or labor unrest, our business, operation and financial performance could be adversely affected.

Our customers could become our competitors.

Many of our customers are logistic companies which have the capability and financial resources to diversity and own their own vehicle fleet. These customers may also continue to evaluate whether to own their vehicle fleet or engage other transportation companies to provide the logistics services. In the event that our customers own their vehicle fleet, such customers could reduce or eliminate their need of our trucking services, which would subsequently result in a reduction of our revenue and would adversely affect our business and results of operations.

We may not be familiar with new regions or markets we enter and may not be successful in offering new products and services or maintain our current growth.

The growth of our company was based on the services we currently provided to existing markets. We may expand our business and enter other regional markets in the future. However, we may be unable to replicate our initial success in new markets. In expanding our business, we may enter markets in which we have limited, or no, experience. We may not be familiar with the local business and regulatory environment and we may fail to attract a sufficient number of customers due to our limited presence in that region. In addition, competitive conditions in new markets may be different from those in our existing markets and may make it difficult or impossible for us to generate high income in these new markets. If we are unable to manage these and other difficulties in our expansion into other regions in China, our prospects and results of operations may be adversely affected.

Our results of operations may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our results of operations, including our operating revenue, expenses and other key metrics, may vary significantly in the future and period-to-period comparisons of our operating results may not be meaningful. Accordingly, the results for any one quarter are not necessarily an indication of future performance. Our financial results may fluctuate due to a variety of factors, some of which are outside of our control and, as a result, may not fully reflect the underlying performance of our business. Fluctuation in our operational results may adversely affect the price of our ordinary shares. Factors that may cause fluctuations in our quarterly results include:

●	our ability to attract new customers, maintain relationships with existing customers, and expand into new territories in China;

●	the amount and timing of operating expenses related to acquiring customers and the maintenance and expansion of our business, operations and infrastructure;

●	general economic, industry and market conditions in China;

●	our emphasis on customer experience instead of near-term growth; and

●	the timing of expenses related to the development or acquisition of technologies or businesses and potential future charges for impairment of goodwill from acquired technologies or businesses.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing customers. Our efforts to build our brand have caused us to incur significant expenses, and it is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to promote and maintain our brand, while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

If labor costs in the PRC increase substantially, our business and costs of operations may be adversely affected.

In recent years, the Chinese economy has experienced inflation and labor cost increases. Average wages are projected to continue to increase. Further, under PRC law we are required to pay various statutory employee benefits, including pensions, housing funds, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase. If we are unable to control our labor costs or pass such increased labor costs on to our customers by increasing the price of our products and services, our financial condition and results of operations may be adversely affected.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees needed to support our business.

As we continue to experience growth, we believe our success depends on the efforts and talents of our employees, including experienced drivers, financial personnel and marketing professionals. Our future success depends on our continued ability to attract, develop, motivate and retain highly qualified and skilled employees. Competition for highly skilled personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve customers could diminish, resulting in a material adverse effect on our business.

Our business depends on the continued efforts of our senior management, particularly Mr. Jinlong Yang. If Mr. Yang, or one or more other of our key executives, were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continuing services of our senior management, particularly Mr. Jinlong Yang, our Chairman and Chief Executive Officer, and our other executive officers named in this prospectus. While we have provided different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our key executives of our subsidiaries and VIEs in China, there is no assurance that any member of our management team will not join our competitors or form a competing business. If any dispute arises between us and our current or former officers, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

Our executive officers have no prior experience in operating a U.S. public company, and their inability to operate the public company aspects of our business could harm us.

Our executive officers have no experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and share price

From time to time we may evaluate and potentially consummate acquisitions or alliances, which could require significant management attention, disrupt our business, adversely affect our financial results, be unsuccessful or fail to achieve the desired result.

We plan to evaluate and consider strategic transactions, combinations, acquisitions or alliances to enhance our existing business or develop new products and services. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate the transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such a transaction.

Any acquisition or alliance will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our products;

●	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

●	regulatory risks; and

●	liability for activities of the acquired business before the acquisition, including patent, copyright and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities.

Any future acquisitions or alliances may not be successful. Furthermore, we may not benefit from our business strategy, nor generate sufficient revenue to offset the associated costs or may otherwise not result in the intended benefits. In addition, we cannot assure you that any future acquisition of, or alliance with respect to, new businesses or technology will lead to the successful development of new or enhanced services or that any new or enhanced services, if developed, will achieve market acceptance or prove to be profitable.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

Although our current cash and cash equivalents, anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business, there is a risk that we may need additional cash resources in the future to fund our growth plans or if we experience adverse changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for new investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. The issuance and sale of additional equity would result in further dilution to our shareholders.

●	default and foreclosure on our assets if our operating revenue is insufficient to repay debt obligations;

●	acceleration of obligations to repay the indebtedness (or other outstanding indebtedness), even if we make all principal and interest payments when due, if we breach any covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	diverting a substantial portion of cash flow to pay principal and interest on such debt, which would reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes; and

●	creating potential limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate.

The occurrence of any of these risks could adversely affect our operations or financial condition.

We will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

Following this prospectus, we will be subject to rules and regulations by various governing bodies and self-regulatory organizations, including, for example, the SEC and The Nasdaq Stock Market, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Our business may be involved in legal and regulatory proceedings and commercial or contractual disputes. If the outcomes of these proceedings are adverse to us, it could have a material adverse effect on our business, results of operations and financial condition.

We are currently involved in two contractual disputes with our business partners, as disclosed in “Item 4.B. Business Overview – Legal Proceedings” on page 66 of our 2024 Annual Report. We may be subject to additional claims arising out of actual or alleged violations of law could be asserted against us by individuals, companies, governmental or other entities in civil, administrative or criminal investigations and proceedings. These claims could be asserted under a variety of laws and regulations, including but not limited to contract laws, consumer protection laws or regulations, intellectual property laws, environmental laws, and labor and employment laws. These actions could expose us to adverse publicity and to monetary damages, fines and penalties, as well as suspension or revocation of licenses or permits to conduct business. Even if we eventually prevail in these matters, we could incur significant legal fees or suffer reputational harm, which could have a material adverse effect on our business and results of operations as well as our future growth and prospects.

We are subject to extensive environmental laws and regulations, and the costs related to compliance with, or our failure to comply with, existing or future laws and regulations, could adversely affect the business and results of operations.

Our operations are subject to national and local laws and regulations relating to the protection of the environment. Sanctions for noncompliance may include revocation of permits, corrective action orders, significant administrative or civil penalties and criminal prosecution. In recent years, the PRC government has strengthened the regulations of environmental protection by enacting new laws and modifying existing laws. Our business involves environmental management and issues typically associated with fuel consumption. We have not received any non-compliance notice or warning from the government regarding environmental violations. However, the PRC government may pass new legislation or amend current laws and regulations and set higher requirements and standards for vehicle operations. Our cost of complying with environmental laws and regulations may increase and we may assign more personnel for environmental compliance. As a result, our financial conditions and results of operation may be materially and adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations.

In accordance with the relevant laws and regulations in jurisdictions in which we operate, we are required to maintain various approvals, licenses and permits to operate our business, including but not limited to business license, road transport business license. These approvals, licenses and permits are obtained upon satisfactory compliance with, among other things, the applicable laws and regulations.

We were engaged in the business of air freight as an international freight forwarding agency and had entered into master agreements with the subcontractors. Due to the COVID-19 pandemic, this particular business has been suspended and no significant revenue was recorded since the beginning of 2020. We have not obtained the relevant certificate for this type of business, or completed filings with the competent governmental agencies. All of our subcontractors are qualified to conduct relevant business activities. According to the Detailed Rules for Implementing the Regulations of the People’s Republic of China on the Administration of the International Freight Forwarding Industry, entities engaging in international freight forwarding operations which are in violation of the provisions of the Regulations of the People’s Republic of China on the Administration of the International Freight Forwarding Industry and the present Detailed Rules are subject to bans against any illegal operational activities imposed by governmental agencies that are in charge of the trade sector. The agencies for industry and commerce shall impose penalties on such entities in accordance with the provisions of the relevant laws and administrative regulations, and the agencies in charge of the trade sector shall announce the ban thereof. The relevant local agencies of commerce shall file a record for archival purposes with the MOFCOM after making the announcement. Such entities are prohibited from applying for handling international freight forwarding operations independently or jointly with other applicants for five years. Meanwhile, Implementing Regulations of the Customs of the People’s Republic of China on Administrative Penalties, which was promulgated in 2004 by the State Council and amended in 2022, further provides that in case anyone undertakes customs declaration business without going through customs registration or fails to obtain the customs declaration practicing qualification, it shall be banned from conducting the business activities, the illegal gains shall be confiscated, and a fine of less than RMB 100,000 (approximately $14,150) may be imposed. Although we have suspended conducting this type of business for now, we face the risk of violating the foregoing PRC regulations. We may also face the risk of breaching the agreements we have entered into with our customers or subcontractors for air freight services and be banned from conducting this type of business and subject to punishments or confiscation of the gains derived from related business. As of the date of this prospectus, we have not received any order or penalty from any governmental authorities but we cannot assure you that we will not be subject to any order or penalties for the lack of relevant qualifications before we complete necessary registration and filing requirements.

As of the date of this prospectus, we have obtained the business license and road transport business license, but there can be no assurance that we will be able to obtain, renew and/or convert all of the approvals, licenses and permits required for our existing business operations upon their expiration in a timely manner or duly complete necessary registration or filings in the relevant governmental authorities for any of our new business, which could adversely affect our business operations.

Our business may be materially and adversely affected if our Chinese subsidiaries or VIEs declare bankruptcy or become subject to a dissolution or liquidation proceedings.

The Enterprise Bankruptcy Law of China provides that an enterprise may be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably insufficient to clear such debts. Our PRC subsidiaries and VIEs hold the bulk of the assets that are important to our business operations. If any of our PRC subsidiaries or VIEs gets involved in a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially or adversely affect our business, financial condition and results of operations.

Any failure to protect our own intellectual property rights could impair our brand, negatively impact our business or both.

We currently own 6 PRC patents related to technologies used in connection with trucking services, including 1 invention patent and 5 utility patents. We also own one PRC trademark and 17 PRC copyright registrations, including 1 art-work copyright and 16 software copyrights. Our intellectual property rights are key to our operations and business prospects.

Our success and ability to compete also depend in part on protecting our own intellectual property. We rely on a combination of patents, copyrights, trade secrets, trademarks and other rights, as well as confidentiality procedures and contractual provisions to protect our proprietary technology, processes and other intellectual property. However, the steps we take to protect our intellectual property rights may be inadequate. We have only filed patent applications in China and we have not acquired any related international patent rights by filing pursuant to the Patent Cooperation Treaty. Our patents are under no protections outside of China.

Third parties may seek to challenge, invalidate or circumvent our patents, copyrights, trade secrets, trademarks and other rights or applications for any of the foregoing. In order to protect our intellectual property rights, we may be required to spend significant resources. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management. Our failure to secure, protect and enforce our intellectual property rights could adversely affect our brand and impact our business.

We may be sued by third parties for alleged infringement of their proprietary rights, which could harm our business.

Our competitors, as well as other entities and individuals, may own or claim to own intellectual property relating to our industry. From time to time, a third-party provider may claim that we are infringing on their intellectual property rights. We may, however, be unaware of the intellectual property rights that others may claim over some or all of our applications, technology or services. Any claims or litigation could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages or ongoing royalty payments, restrict us from conducting our business or require that we comply with other unfavorable terms. We may also be obligated to indemnify parties or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time-consuming and divert the attention of our management from our business operations.

We have identified material weaknesses in our internal accounting controls, and if we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may be unable to accurately report our results of operations or prevent fraud or fail to meet our reporting obligations, and customer confidence and the market price of our ordinary shares may be materially and adversely affected.

We are subject to the reporting requirements of the Exchange Act of 1934, or Exchange Act, the Sarbanes-Oxley Act of and the rules and regulations of the Nasdaq Stock Market. We are not required to provide a report of management’s assessment on our internal control over financial reporting in this prospectus due to a transition period established by the rules of the SEC for newly public companies. In addition, we are not required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm in this prospectus, since we are an emerging growth company as defined under the JOBS Act. However, in the course of auditing our consolidated financial statements included in this prospectus, we and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting. As defined in standards established by the Public Company Accounting Oversight Board (“PCAOB”), a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified relates to our lack of sufficient skilled staff with U.S. GAAP knowledge and the SEC reporting knowledge for the purpose of financial reporting as well as the lack in formal accounting policies and procedures manual to ensure proper financial reporting in accordance with U.S. GAAP and SEC reporting requirements.

We have already taken some steps and have continued to implement measures to remediate the material weakness identified, including but not limited to (i) streamline our accounting department structure and enhance our staff’s U.S. GAAP expertise on a continuous basis; (2) hire a new reporting manager who has sufficient expertise in U.S. GAAP to improve the quality of U.S. GAAP reports; (3) make an overall assessment on the current finance and accounting resources and have plans to hire new finance team members with U.S. GAAP qualification in order to strengthen our U.S. GAAP reporting framework; (4) participate in trainings and seminars provided by professional services firms on a regular basis to gain knowledge on regular accounting/SEC reporting updates; and (5) provide internal training to our current accounting team on US GAAP knowledge. We are also in the process of completing a systematic accounting manual for US GAAP and financial closing process. However, we cannot assure you that we will not identify additional material weaknesses or significant deficiencies in the future. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, our securities may not be able to remain listed on the NASDAQ Capital Market.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2020. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, as we are a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes- Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

Certain data and information in this prospectus were obtained from third-party sources and were not independently verified by us.

We have engaged Frost& Sullivan to prepare a commissioned industry report that analyzes the PRC transportation industry, which we refer to as the “Frost& Sullivan Report”. Information and data relating to the PRC transportation industry have been derived from Frost & Sullivan Report. Statistical data included in the Frost & Sullivan Report also include projections based on a number of assumptions. The transportation industry may not grow at the rate projected by market data, or at all. Any failure of the PRC transportation industry to grow at the projected rate may have a material adverse effect on our business and the market price of our ordinary shares. Furthermore, if any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

We have not independently verified the data and information contained in the Frost & Sullivan Report or any third-party publications and reports Frost & Sullivan has relied on in preparing its report. Data and information contained in such third-party publications and reports may be collected using third-party methodologies, which may differ from the data collection methods used by us. In addition, these industry publications and reports generally indicate that the information contained therein is believed to be reliable, but do not guarantee the accuracy and completeness of such information.

Insurance and claims expenses could significantly reduce our earnings.

Although we maintain auto insurance for our vehicles, our future insurance and claims expenses might exceed historical levels, which could reduce our earnings. We maintain a high deductible for a portion of our claims exposure resulting from auto liability. Estimating the number and severity of claims, as well as related judgment or settlement amounts is inherently difficult. This, along with legal expenses, incurred but not reported claims and other uncertainties can cause unfavorable differences between actual claim costs and our reserve estimates. We reserve for anticipated losses and expenses and periodically evaluate and adjust our claims reserves to reflect our experience. However, ultimate results may differ from our estimates, which could result in losses over our reserved amounts.

We maintain insurance with licensed insurance carriers above the amounts which we retain. Although we believe our aggregate auto insurance limits should be sufficient to cover reasonably expected claims, it is possible that the amount of one or more claims could exceed our aggregate coverage limits. If any claim were to exceed our coverage, we would bear the excess, in addition to our other retained amounts. Insurance carriers have raised premiums for many businesses, including transportation companies. As a result, our insurance and claims expense could increase, or we could raise our deductible when our policies are renewed or replaced. Our operating results and financial condition could be materially and adversely affected if (i) cost per claim, premiums, or the number of claims significantly exceeds our estimates, (ii) we experience a claim in excess of our coverage limits, (iii) our insurance carriers fail to pay on our insurance claims or (iv) we experience a claim for which coverage is not provided.

Any failure to pay the full amount of taxes may subject us to penalty and materially and adversely affect our business, financial condition and results of operation.

In accordance with the Law of the PRC on the Administration of Tax Collection and its Implementation Regulations, where a taxpayer or a withholding agent fails to pay or underpays the amount of tax that should be paid or remitted within the specified time, the tax authorities shall order the taxpayer or withholding agent to pay or remit the tax within the specified time limit, and impose a penalty for late payment on a daily basis at the rate of 0.05% of the amount of tax in arrears from the date the tax payment is defaulted. If the taxpayer or withholding agent still fails to do so on the expiration of the time limit, the tax authorities may recover such unpaid taxes by adopting compulsory enforcement measures, and impose a fine of not less than 50 percent but not more than five times the amount of tax the taxpayer or withholding agent fails to pay or underpays or fails to remit. Furthermore, the taxation authorities shall also announce the tax payments defaulted by taxpayers regularly.

Affected by polity factors such as credit tightening, some of our accounts receivable that met the collection conditions have not been recovered on time, which has an adverse impact on our liquidity.

As of the date of this prospectus, we have not received any order or notice from the local tax authorities to set a specific time limit for us to pay the outstanding taxes referenced above, or impose any penalty for the late tax payment, but we cannot assure you that we will not be subject to any order to pay the taxes within a specific time limit. Despite our efforts to minimize the impact of this matter on us, there are uncertainties whether we will have enough funds to make the tax payment within the time limit set by the tax authorities. If we fail to do so, the tax authorities may recover such unpaid taxes and late payment fees by adopting compulsory enforcement measures such as withholding the taxes from our bank account, or sealing up, auctioning or disposing of our properties. In addition, the tax authorities may even impose a fine on us as prescribed by the laws. If any of the above were to occur, our business, operations and financial position would be materially and adversely affected.

We do not have any business insurance coverage.

Insurance companies in China currently do not offer an extensive array of insurance products as insurance companies in more developed economies do. Currently, we do not have any business liability or disruption insurance, except auto insurances, to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

We may have exposure to greater than anticipated tax liabilities.

We are subject to enterprise income tax, value-added tax, and other taxes in each province and city in China where we have operations. Our tax structure is subject to review by various local tax authorities. The determination of our provision for income tax and other tax liabilities requires significant judgment. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe our estimates are reasonable, the ultimate decisions by the relevant tax authorities may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made.

Risks Related to Our Securities

We may not maintain our listing on Nasdaq which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our ordinary shares are listed on Nasdaq. We cannot assure you that our ordinary shares will continue to be listed on Nasdaq in the future. In order to continue listing our securities on Nasdaq, we must maintain certain financial, distribution and share price levels. Generally, we must (i) maintain a minimum amount in shareholders’ equity (generally above $2,500,000), maintain a minimum market value of listed securities (generally above $35,000,000) or have a minimum net income from operations for the prior year of for two of the preceding years (generally above $500,000); and (ii) a minimum number of publicly held shares (generally greater than 500,000) and a minimum number of public shareholders (generally greater than 300 shareholders). Our ordinary shares also cannot have a bid price of less than $1.00. Moreover, we must comply with certain listing standards regarding the independence of our board of directors and members of our audit committee. We intend to fully comply with these requirements, but we may not continue to be able to meet these requirements in the future.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our ordinary shares is a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a U.S. federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our ordinary shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors.

The trading price of our securities may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our ordinary shares, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our ordinary shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings, cash flow and data related to our user base or user engagement;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new product and service offerings, solutions and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us or our industry;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our ordinary shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

The market price of our Ordinary Shares may experience rapid and substantial decreases, including decreases unrelated to our operating performance or prospects, but due to numerous circumstances beyond our control.

The market price of our Ordinary Shares may experience rapid and substantial decreases, including decreases unrelated to our operating performance or prospects, but due to numerous circumstances beyond our control. These factors include, without limitation:

●	“short squeezes”;

●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;

●	large stockholders exiting their position in our Ordinary Shares or an increase or decrease in the short interest in our Ordinary Shares;

●	actual or anticipated fluctuations in our financial and operating results; and

●	overall general market fluctuations.

Stock markets in general and our stock price in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies and our company. For example, on April 17, 2025, the price of our Ordinary Shares on the Nasdaq Capital Market opened at $0.76 and closed at $1.01. On June 10, 2025, the opening price was $1.30, and the closing price was $1.21. The daily trading volume on these days was approximately 3,396,600 and 335,000 shares, respectively. During this period, we made no business updates or announcements. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. In particular, a proportion of our Ordinary Shares has been and may continue to be traded by short sellers which may put pressure on the supply and demand for our Ordinary Shares, further influencing volatility in its market price. Additionally, these and other external factors have caused and may continue to cause the market price and demand for our Ordinary Shares to fluctuate, which may limit or prevent investors from readily selling their shares of Ordinary Shares and may otherwise negatively affect the liquidity of our Ordinary Shares.

A “short squeeze” due to a sudden increase in demand for shares of our Ordinary Shares that largely could lead to extreme price volatility in shares of our Ordinary Shares.

Investors may purchase shares of our Ordinary Shares to hedge existing exposure or to speculate on the price of our Ordinary Shares. Speculation on the price of our Ordinary Shares may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Ordinary Shares available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our Ordinary Shares for delivery to lenders of our Ordinary Shares. Those repurchases may in turn, dramatically increase the price of our Ordinary Shares until additional shares of our Ordinary Shares are available for trading or borrowing. This is often referred to as a “short squeeze.” A proportion of our Ordinary Shares has been and may continue to be traded by short sellers which may increase the likelihood that our Ordinary Shares will be the target of a short squeeze. A short squeeze could lead to volatile price movements in shares of our Ordinary Shares that are unrelated or disproportionate to our operating performance or prospectus and, once investors purchase the shares of our Ordinary Shares necessary to cover their short positions, the price of our Ordinary Shares may rapidly decline. Investors that purchase shares of our Ordinary Shares during a short squeeze may lose a significant portion of their investment.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our ordinary shares, the market price for our ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our ordinary shares to decline.

Techniques employed by short sellers may drive down the market price of the ordinary shares

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ordinary shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries and VIEs, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our securities will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which you purchased our ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produces passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

With any assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As an exempted company incorporated in the Cayman Islands that is listed on Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. Currently, we do not plan to rely on the home country practice with respect to our corporate governance. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would enjoy under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which are generally of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances, recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our second amended and restated memorandum and articles of association we expect to adopt, to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. However, if we choose to follow our home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. All of our current operations are conducted in China. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in the United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China. As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors, or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley Act of 2002 for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2023. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

As a foreign private issuer, we are permitted to, and we have elected to, rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers. This may afford less protection to holders of our ordinary shares.

As a Cayman Islands company listed on the Nasdaq Global Select Market, we are subject to the Nasdaq corporate governance listing standards. For example, Rule 5605 of the Nasdaq Stock Market Rules requires listed companies to have, among other things, a majority of its board members to be independent, and to obtain shareholder approval for certain issuances of securities. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. For example, under Cayman Islands law we are not required to have a majority of our board consist of independent directors or obtain shareholder approval for certain issuances of our securities. With respect to the foregoing corporate governance requirement, we have elected to follow home country practice. We may also elect to rely on home country practice to be exempted from other corporate governance requirements. As a result, our shareholders may be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our ordinary shares.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

OFFER STATISTICS AND EXPECTED TIMETABLE

The Selling Shareholders may from time to time, offer and sell any or all of their Ordinary Shares covered by this prospectus in one or more offerings. The Ordinary Shares offered under this prospectus may be offered in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the Ordinary Shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization as of December 31, 2024.

●	on an actual basis; and

●	on an as adjusted basis to give effect to the issuance of 70,000,000 Ordinary Shares on February 7, 2025 for net proceeds of approximately $28 million.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus, any prospectus supplement or incorporated by reference in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

	As of December 31, 2024
SHAREHOLDERS’ EQUITY	Actual	As Adjusted
Ordinary shares, $0.008 par value, 100,000,000 shares authorized, 6,679,065 shares issued and outstanding; as adjusted 76,679,065 ordinary shares issued and outstanding	$53,433	$613,433
Additional paid-in capital	47,862,986	75,302,986
Statutory reserve	890,021	890,021
Share subscription receivables	(847,086)	(847,086)
Accumulated deficit	(1,285,714)	(1,285,714)
Accumulated other comprehensive income (loss)	(1,920,337)	(1,920,337)
Total Mingzhu Logistics Holdings Limited’s shareholders’ equity	44,753,303	72,753,303
Total Indebtedness	3,710,133	3,710,133
Total Capitalization	$48,463,436	$72,753,303

USE OF PROCEEDS

We will not receive any proceeds from the sale of any of our Ordinary Shares by the Selling Shareholders. We have agreed to pay all expenses relating to registering the Ordinary Shares covered by this prospectus. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the Ordinary Shares covered hereby.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and the rights of holders of our ordinary shares are derived under Cayman Islands law and our amended and restated memorandum and articles of association. Shares of us have the following rights, preferences and privileges:

Ordinary Shares

General

We are authorized to issue 100,000,000 ordinary shares of par value $0.008 each. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders, whether or not they are non-residents of the Cayman Islands, may freely hold and transfer their ordinary shares in accordance with the amended and restated memorandum and articles of association.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our articles of association provide that our board of directors may declare and pay dividends if justified by our financial position and permitted by law.

Voting Rights

In respect of all matters subject to a shareholders’ vote, each ordinary share is entitled to one vote. Voting at any meeting of shareholders is by show of hands unless voting by way of a poll is required by the rules of any stock exchange on which our shares are listed for trading, or a poll is demanded by the chairman of such meeting or one or more shareholders holding not less than 10% of the total voting rights of all shareholders having the right to vote at the meeting. A quorum required for a meeting of shareholders consists of one or more shareholders who together hold at least one-third of the rights to vote at such general meeting. Shareholders’ meetings may be held annually and the directors may call a general meeting at any time. The directors must also call a general meeting if written requisition is given by one or more shareholders who together hold at least 40% of the rights to vote at such general meeting. The requisition must specify the specific purpose of the meeting, including the specific resolutions to be considered at such meeting, be signed by or on behalf of each requisitioner and such notice must be provided to the Company at least 120 days prior to the anniversary date of the previous year’s annual general meeting. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Our board of directors may, in its absolute discretion, without giving any reason or their refusal, decline to register any transfer of any ordinary shares irrespective of whether the shares are fully paid or the Company has no lien over it. If our board of directors refuses to register a transfer, it shall, within two months after the date on which the transfer was lodged, send to each of the transferor and the transferee notice of such refusal. Upon completion of this offering, we intend to waive our right to refuse transfers of any ordinary shares. The registration of transfers may, after compliance with any notice required of the stock exchange on which our shares are listed, be suspended at such times and for such periods as our board of directors may determine, provided, however, that the registration of transfers shall not be suspended for more than 30 days in any calendar year as our board of directors may determine.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

The Companies Act and our memorandum of association permit us to purchase our own shares. In accordance with our articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, provided the requirements under the Companies Act have been satisfied, including out of capital, as may be determined by our board of directors.

Inspection of Books and Records

Holders of our ordinary shares have no general right under our articles of association to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Issuance of Additional Shares

Our memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Anti-Takeover Provisions

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Differences in Corporate Law

The Companies Act is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements.

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, a “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association.

The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger and consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures under the Companies Act subject to certain exceptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies. If seventy-five per cent in value of the shareholders or class of shareholders, as the case may be, present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the shareholders or class of shareholders, as the case may be, and also on the company. If a majority in number representing seventy-five per cent in value of the creditors or class of creditors, as the case may be, present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the creditors or the class of creditors, as the case may be, and also on the company. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such that an intelligent and honest man of that class acting in respect of his interest would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a take-over offer is made and accepted by holders of not less than 90% of the shares within four months, the offer, or may, within a two-month period conversing on the expiration of such four months period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be duly effected if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.

The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arising from dishonesty of such directors or officers willful default of fraud.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the view of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company: a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Action by Written Consent

The Cayman Islands law and our articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by an amendment to its certificate of incorporation.

Shareholder Proposals

The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in articles of association. Our articles of association allow our shareholders holding not less than 40% of all voting power of our share capital in issue to requisition a shareholder’s meeting. The requisition must be in writing and must also specify the specific purpose of the meeting, including the specific resolutions to be considered at such meeting. Other than this right to requisition a shareholders’ meeting, our articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents and rules promulgated by the SEC. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative Voting

There are no prohibitions in relation to cumulative voting under the Companies Act, but our articles of association do not provide for cumulative voting.

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director.

Removal of Directors

Under our amended and restated memorandum and articles of association, directors may be removed by an ordinary resolution of our shareholders.

Under the Delaware General Corporation Law, a director of a corporation with a may be removed with the approval of a majority of the outstanding shares entitled to vote.

Transactions with Interested Shareholders

The Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding up

Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of Rights of Shares

Under the Companies Act and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of Governing Documents

As permitted by the Companies Act, our amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market.

Transfer Agent and Registrar

The transfer agent and registrar for our securities is Vstock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

SELLING SHAREHOLDERS

This prospectus covers the resale of all of the Ordinary Shares as specified in the table below. We will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Shareholders. Except for the ownership of the Ordinary Shares, the Selling Shareholder have not had any material relationship with us within the past three years.

The following table sets forth (a) the name and position or positions with the Company of each Selling Shareholder; (b) the number of Ordinary Shares held by each Selling Shareholder as of the date of this prospectus; (c) the number of Ordinary Shares that each Selling Shareholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Shareholder has a present intention to do so; and (d) the number of Ordinary Shares to be beneficially owned by each Selling Shareholder following the sale of all shares that may be so offered pursuant to this prospectus, assuming no other change in ownership of Ordinary Shares by such Selling Shareholder after the date of this prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

	Shares Owned Prior to Resale(1)		Number of Shares Offered for	Shares Beneficially Owned after Resale(1)
Selling Shareholders (2)	Number	Percent	Resale	Number	Percent
Alam Md Tauhid	3,700,000	4.83%	3,700,000	—	—
Ahammed Mohammad Rasel	3,600,000	4.69%	3,600,000	—	—
Arif Molla M	3,500,000	4.56%	3,500,000	—	—
Azhagappan Karunanithi	3,450,000	4.50%	3,450,000	—	—
Barai Ashu	3,500,000	4.56%	3,500,000	—	—
Damnern Suthat	3,500,000	4.56%	3,500,000	—	—
Ddin Shahab	3,400,000	4.43%	3,400,000	—	—
Halim Mahmud Ebna	3,350,000	4.37%	3,350,000	—	—
Ahmed Jisan	3,600,000	4.69%	3,600,000	—	—
Sheikh Aowlad	3,400,000	4.43%	3,400,000	—	—
Muhammad Waqas	3,082,917	4.02%	3,082,917	—	—
Shah Fahad Rahman	3,225,833	4.21%	3,225,833	—	—
Haider ali khan	3,071,250	4.01%	3,071,250	—	—
Ali ijaz	3,570,000	4.66%	3,570,000	—	—
Muhammad Talha	3,673,833	4.79%	3,673,833	—	—
Umar Shahzad	3,066,000	4.00%	3,066,000	—	—
Ikhlaq ahmad	3,567,667	4.65%	3,567,667	—	—
Amir sohail	3,126,083	4.08%	3,126,083	—	—
Bashir Nastir	3,507,000	4.57%	3,507,000	—	—
Sami ullah	2,982,000	3.89%	2,982,000	—	—
Abdul ahad	2,127,417	2.77%	2,127,417	—	—

(1)	Percentage is computed with reference to 76,679,065 Ordinary Shares issued and outstanding as of May 15, 2025, and assumes for each Selling Shareholder the sale of all shares offered by that particular Selling Shareholder under this prospectus.

(2)	Addresses for each Selling Shareholder are listed below.

Name	Address
Alam Md Tauhid	5057 Ang Mo Kio Ind Pk 2 #01-1223, Singapore
Ahammed Mohammad Rasel	404 FAJAR ROAD 07-279, Singapore
Arif Molla M	157 Pasir Panjang Road 30 Pasir Panjang Distripark, Singapore
Azhagappan Karunanithi	8C Kim Keat Road, Singapore
Barai Ashu	8 Shenton Way 11-01 Temasek Tower, Singapore
Damnern Suthat	9 Raffles Place #58-00 Republic Plaza, Singapore
Ddin Shahab	194 Pandan Loop 06-07 Pantech Industrial Complex, Singapore
Halim Mahmud Ebna	1001 Tai Seng Avenue 01-2522, Singapore
Ahmed Jisan	750D Chai Chee Road #05-02 Technopark, Singapore
Sheikh Aowlad	30 Robinson Road 05-03A Robinson Towers, Singapore
Muhammad Waqas	koki khail Sikandar khail, post office Jamrood, Gundi, District Jamrood, Khyber Agency, JAMRUD, PAKISTAN
Shah Fahad Rahman	area toheed-a-bad, Post office Wadpagga, fatu abdul raheema, kpk, Peshawar, WADPAGGA, PAKISTAN
Haider ali khan	house no 12/b, court road, twina park, Sargodha, Pakistan
Ali ijaz	son of Muhammad ijaz late, culcutta house, court road sargdoha, Pakistan
Muhammad Talha	Muslim Barzar, depot number 27, Sargodha, Pakistan
Umar Shahzad	Huzro, lakori, district Huzro, Attock, Pakistan
Ikhlaq ahmad	Bhattia, gharmalla, Jhelum, Pakistan
Amir sohail	peerochak, satto wali, Sialkot, Pakistan
Bashir Nastir	house number 541-b, zafar colony, SARDOHA, Pakistan
Sami ullah	mittha luk,chak number 31NB, SARGODHA, Pakistan
Abdul ahad	11.house number 453, street number 2, block b, zafar colony, Sargodha Pakistan.

The Company may supplement this prospectus from time to time as required by the rules of the SEC to include certain information concerning the security ownership of the Selling Shareholders or any new Selling Shareholders, the number of securities offered for resale and the position, office, or other material relationship which a Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates.

PLAN OF DISTRIBUTION

In this section of the prospectus, the term “Selling Shareholders” means and includes:

●	the persons identified in the table above as the Selling Shareholders; and

●	any of the donees, pledgees, distributees, transferees, or other successors in interest of those persons referenced above who may: (a) receive any of the Ordinary Shares offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

The Ordinary Shares offered by this prospectus may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents, or other intermediaries. The Selling Shareholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Ordinary Shares offered hereby. The distribution of the Ordinary Shares by the Selling Shareholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the Selling Shareholders, or through market makers, dealers, or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of our Ordinary Shares.

The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of our Ordinary Shares in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Shareholders may enter into options or other transactions with broker-dealers which require the delivery to the broker-dealer of our Ordinary Shares. The broker-dealer may then resell or otherwise transfer such Ordinary Shares pursuant to this prospectus.

The Selling Shareholders may also lend or pledge our Ordinary Shares to a broker-dealer. The broker-dealer may sell the Ordinary Shares so lent, or upon a default the broker-dealer may sell the pledged Ordinary Shares pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of Ordinary Shares by the Selling Shareholders.

Although the Ordinary Shares covered by this prospectus are not currently being underwritten, the Selling Shareholders or their underwriters, brokers, dealers, or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of the Ordinary Shares may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Ordinary Shares offered hereby may not simultaneously engage in market making activities with respect to the Ordinary Shares for a period of up to five days preceding such distribution. The Selling Shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the Selling Shareholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Ordinary Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Ordinary Shares may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses, and fees in connection with the registration of the Ordinary Shares offered hereby. The Selling Shareholders, however, will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the Ordinary Shares offered pursuant to this prospectus.

There can be no assurance that the Selling Shareholders will sell any or all of the securities offered by them hereby.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2024 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our counsel as to Cayman Islands law, and PacGate Law Group, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Enforcement of Judgments/Enforcement of Civil Liabilities

Ogier has advised us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Ogier has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

We have been advised by our PRC counsel, PacGate Law Group, that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review. However, currently, China does not have treaties or reciprocity arrangement providing for recognition and enforcement of foreign judgments ruled by courts in the United States or the Cayman Islands. Thus, it is uncertain whether a PRC court would enforce a judgment ruled by a court in the United States or the Cayman Islands.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Ogier to the extent governed by the laws of the Cayman Islands. Certain legal matters as to PRC law will be passed upon for us by PacGate Law Group. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries as of December 31, 2022 and December 31, 2023 appearing in our 2024 Annual Report have been audited by Audit Alliance LLP, its previous independent registered public accounting firm, as set forth in their report, thereon, and incorporated herein by reference. The consolidated financial statements of the Company and its subsidiaries as of December 31, 2024 appearing in our 2024 Annual Report have been audited by Li CPA LLC, its independent registered public accounting firm, as set forth in their report, thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.szygmz.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

EXPENSES

The following table sets forth an estimate of the fees and expenses, other than any underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$14,307
Accounting fees and expenses	$7,350
Legal fees and expenses	$20,000
Miscellaneous fees and expenses	$0
Total	$41,657

MINGZHU LOGISTICS HOLDINGS LIMITED.

70,000,000 Ordinary Shares by the Selling Shareholders

PROSPECTUS

June 17, 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Cayman Islands Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arising from dishonesty of such directors or officers willful default of fraud. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the view of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description

4.1	Form of Securities Purchase Agreement between the Company and the Selling Shareholders (incorporate by reference to Exhibit 99.1 to Form 6-K furnished with the SEC on January 17, 2025)*

5.1	Opinion of Ogier*

23.1	Consent of Audit Alliance LLP. *

23.2	Consent of Li CPA LLC.*

23.3	Consent of Ogier (included in Exhibit 5.1). *

107	Calculation of Filing Fee Tables. *

*	Previously filed.

**	Filed herewith.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(D)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3, as amended and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, Guangdong Province, People’s Republic of China, on June 17, 2025.

MingZhu Logistics Holdings Limited

By:	/s/ Jinlong Yang
Jinlong Yang
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jinlong Yang	Chairman of the Board of Directors	June 17, 2025
Jinlong Yang	Chief Executive Officer

/s/ Jingwei Zhang	Chief Financial Officer, Director	June 17, 2025
Jingwei Zhang

/s/ Zhi Xia	Director	June 17, 2025
Zhi Xia

/s/ Mikael Charette	Director	June 17, 2025
Mikael Charette

/s/ Jie Zhong	Director	June 17, 2025
Jie Zhong

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of MingZhu Logistics Holdings Limited has signed this registration statement, as amended in Newark, Delaware on June 17, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director